UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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AbbVie Inc.
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Notice of 2026 Annual Meeting of Stockholders

To the stockholders of our company:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders to be held on May 8, 2026, where we will be voting on the below matters. You will be able to attend the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/ABBV2026.

Items of business

●	To elect four directors to hold office until the 2029 Annual Meeting or until their successors are elected.
●	To ratify the appointment of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2026.
●	To vote on an advisory basis on the approval of executive compensation.
●	To vote on a management proposal to eliminate supermajority voting.
●	To consider any other matters that may properly come before the meeting, including one stockholder proposal, if presented during the meeting.

Your vote is important.
Please vote promptly using one of the methods mentioned below:

Internet
Visit www.proxyvote.com to vote online.

Mail
Sign and return your proxy card in the enclosed envelope if you received a printed version of the proxy card.

Telephone
Call toll-free 1-800-690-6903 in the U.S. and Canada.

At the virtual meeting
To be admitted to the virtual meeting, you must enter the control number found on your proxy card, voting instructions form, or notice you received.

The Annual Meeting of Stockholders of AbbVie Inc. (the “Annual Meeting”) will be held on Friday, May 8, 2026 at 9:00 a.m. CT. This year’s Annual Meeting will be a virtual meeting of stockholders.

DATE AND TIME: Friday, May 8, 2026 9:00 a.m. CT	WHERE: Via live webcast online at www.virtualshareholdermeeting.com/ABBV2026.	ADMISSION: Stockholders of record at the close of business on March 9, 2026 are entitled to notice of and to vote at the annual meeting.
Thank you for your continued support of and interest in the company.
By Order of the Board of Directors,

Perry C. Siatis
Secretary March 23, 2026

f

PROXY SUMMARY

About the Meeting

This proxy statement and the accompanying proxy are being made available to stockholders on or about March 23, 2026. The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders. This summary highlights selected information in the proxy statement. Please review the entire proxy statement and the AbbVie 2025 Annual Report before voting. The voting items expected to be proposed at the meeting are listed below along with the Board’s voting recommendations.

2026 Annual Meeting of Stockholders Information
Date and Time: Friday, May 8, 2026 at 9:00 a.m. CT
Place: Via live webcast online at www.virtualshareholdermeeting.com/ABBV2026
Record Date: March 9, 2026

	Proposal 1: Election of Directors			FOR Each Nominee
Jennifer L. Davis	Melody B. Meyer	Robert A. Michael	Frederick H. Waddell

Each of the nominees has the skills and experience necessary to fulfill their oversight role with respect to AbbVie’s business and culture. See the Information Concerning Director Nominees section for more information about the qualifications of our directors.

	Proposal 2: Ratification of Independent Auditor			FOR

Ernst & Young LLP has served as our independent auditor since 2013. The Board and the audit committee believe it is in the best interests of the company and its stockholders to retain Ernst & Young LLP as the company’s independent auditor. See the Ratification of Ernst & Young LLP as AbbVie’s Independent Registered Public Accounting Firm section for more information.

	Proposal 3: Say on Pay – Advisory Vote on Executive Compensation			FOR

AbbVie’s compensation program aligns executive interests with the drivers of long-term, sustainable growth. Our program balances short- and long-term strategic objectives and directly links compensation to stockholder value. See the Say on Pay – Advisory Vote on the Approval of Executive Compensation section for more information.

	Proposal 4: Management Proposal to Eliminate Supermajority Voting			FOR

AbbVie is again seeking stockholder approval to eliminate supermajority voting thresholds in our charter and by-laws. See the Management Proposal to Eliminate Supermajority Voting section for more information.

Stockholder Proposal

	Proposal 5: Stockholder Proposal on Independent Board Chair			AGAINST

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PROXY SUMMARY

Who We Are

~ 57,000 employees worldwide	In more than 70 countries, AbbVie employees are working every day to advance health solutions for people around the world.

AbbVie is a global, diversified research-based biopharmaceutical company with a mission to discover and deliver innovative medicines and solutions that solve serious health issues today and address the medical challenges of tomorrow.

AbbVie is positioned for success with a comprehensive product portfolio that has leadership positions across immunology, neuroscience, oncology, and aesthetics. Our products help patients and customers in more than 180 countries and territories around the world. Since our inception, we’ve invested over $85 billion to research, develop, and discover new medicines and solutions.

Our approximately 57,000 employees are driven by our compassion for people, commitment to innovation and inclusion, service to the community and uncompromising integrity. We constantly strive to do the right thing, pursuing the highest standards in quality, compliance, safety, and performance.

AbbVie employees are united in the same mission — to make a remarkable impact for our patients, communities, and people. We are committed to making a real difference in people’s lives and creating a positive impact on the world for generations to come.

Launched in 2013

Millions of patient lives touched

AbbVie’s Principles are foundational:

Transforming Lives

We inspire hope and transform lives every day. We make decisions based on our deep caring and compassion for people, delivering a lasting impact to our patients, their families, our employees and the community.

Acting with Integrity

We strive to always do the right thing. With uncompromising integrity at the heart of everything we do, we pursue the highest standards in quality, compliance, safety and performance.

Driving Innovation We innovate relentlessly in everything we do to tackle unmet needs. We invest in the discovery and development of new medicines and healthcare approaches for a healthier world.

Embracing Diversity &
Inclusion

We treat everyone equally, with dignity and respect. Around the world, our employees embrace diverse backgrounds and perspectives, which allows us all to achieve our best.

Serving the Community We are proud to serve and support the community and do our part to protect the environment. We make a remarkable impact that's felt within healthcare and beyond.

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PROXY SUMMARY

Our Business Performance

Advanced our strategy through outstanding operational execution and investments in innovation during 2025

Total Net Revenues	Growth Platform Net Revenues	Operating Cash Flow
$61.2BN	$56.6BN	$19.0BN
+8.5% operational growth compared to 2024*	+19.6% compared to 2024**	in 2025

Blockbuster Products	Adjusted R&D Investment	Development Pipeline
12	$13.8BN	~90
assets with 2025 net revenues > $1.0BN	a substantial increase compared to 2024*	active clinical and device programs***

The measures set forth in this table were calculated as of 12/31/2025.

*

Reflects a non-GAAP measure and is adjusted for certain items, which are reconciled in Appendix B. Operational growth is presented at constant currency rates that reflect comparative local currency net revenues at the prior year’s foreign exchange rates.

**	Growth Platform reflects total net revenues less Humira net revenues.
***	Compounds, devices or indications in development individually or under collaboration or license agreements.

Strong operational execution

●	Total net revenues of $61.2 billion, driven by strong performance from our Growth Platform, exceeded their previous peak in just the second full year following the U.S. Humira loss of exclusivity (LOE).
o	Key asset performance drove Growth Platform net revenues of $56.6 billion, an increase of 19.6% compared to 2024.
o	AbbVie’s Growth Platform comprised 93% of total net revenues in 2025, with at least double-digit sales growth for nine key assets, including growth of nearly 50% for Skyrizi and 40% for Rinvoq.
●	Reported diluted EPS of $2.36 on a GAAP basis and adjusted diluted EPS of $10.00. See Appendix B for the reconciliation.
●	Generated operating cash flow of $19.0 billion.

Advancing new medicines and strengthening our innovative R&D pipeline

●	Achieved several significant regulatory approvals, including Rinvoq for the treatment of adults with giant cell arteritis (GCA); Epkinly in combination with rituximab and lenalidomide for the second line treatment of adults with follicular lymphoma (FL); and Emrelis for adults with previously treated advanced non-small cell lung cancer (NSCLC).
●	Submitted regulatory applications in key development programs, including tavapadon for the treatment of Parkinson’s disease (PD); trenibotulinumtoxinE for the treatment of moderate to severe glabellar lines; pivekimab sunirine for the treatment of blastic plasmacytoid dendritic cell neoplasm (BPDCN); and Aquipta for the acute treatment of adults with migraine across Europe.
●	Generated positive late-stage data across key assets, including Rinvoq in adult and adolescent patients with severe alopecia areata (AA); Rinvoq in adult and adolescent patients with non-segmental vitiligo (NSV); and Qulipta compared to topiramate for the preventive treatment of migraine in adult patients.
●	Strengthened our pipeline with business development, including execution of approximately fifteen collaborations, licensing agreements, or other asset acquisitions. These transactions, combined with the company’s commitment to invest in research and development, position AbbVie for continued long-term success.

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PROXY SUMMARY

Significant long-term value creation

Market Capitalization	Quarterly Dividend	Total Stockholder Return
+$309BN	+204%	+485%
10-year increase, adding significant stockholder value	raised to $1.73 per share from $0.57 per share over the last decade	over the last decade

The measures set forth in this table were calculated as of 12/31/2025 versus 12/31/2015. The quarterly dividend increase is calculated on a declared basis.

Total stockholder return (TSR)

AbbVie has a track record of robust total stockholder returns, with strong performance relative to peers. Over the last decade, AbbVie’s TSR surpasses the cumulative total returns of the Standard & Poor’s 500 Index and the NYSE Arca Pharmaceutical Index, as shown in the chart below.

1-Year	3-Year	5-Year	10-Year
+33%	+58%	+159%	+485%

AbbVie’s Relative TSR Performance
Versus Peer Group (Multi-Year)	Versus Select Indices (10-Year)
2025

6th place out of 10

3 Years

4th place out of 10

5 Years

2nd place out of 10

10 Years

2nd place out of 10

AbbVie’s peer group above includes: Amgen, Inc; Bristol-Myers Squibb Company; Eli Lilly and Company; Gilead Sciences, Inc.; GlaxoSmithKline plc; Johnson & Johnson; Merck & Company, Inc; Novartis AG; and Pfizer Inc. TSR measured as of 12/31/25.

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PROXY SUMMARY

Our Governance Highlights

Our Board of Directors is committed to strong corporate governance tailored to meet the needs of AbbVie and its stockholders to enhance long-term stockholder value. Each year, AbbVie completes a robust investor engagement program with governance investment teams. Our engagements in 2025 included discussions on (1) the Board’s composition, including recent refreshment and balance of tenure and skills on the Board, (2) AbbVie’s CEO and Chairman transition, (3) the Board’s leadership structure, including a robust lead independent director role with expansive responsibilities, (4) AbbVie’s executive compensation programs, and (5) AbbVie’s environmental, social, and governance (ESG) strategy and initiatives. AbbVie also engages each year with each of its stockholders who submit proposals for the annual meeting.

Each year, the Board reviews feedback from our investor engagements and discusses opportunities to improve AbbVie’s governance practices. The following chart summarizes some of the governance practices that the Board has adopted over the past several years as a result of dialogue with our stockholders:

Topic:	Actions taken by our Board:
Stockholder Voting Rights

approved a management proposal to eliminate supermajority voting (Item 4) to seek stockholder approval to amend the company’s Amended and Restated Certificate of Incorporation to provide for a simple majority of shares outstanding for all provisions previously subject to a supermajority provision and previously submitted the same proposal from 2018 to 2025 as well as a declassification management proposal from 2016 to 2018

CEO and Chairman Transition

appointed Robert Michael as AbbVie’s CEO in July 2024 and as the Board’s Chairman in July 2025, succeeding Richard Gonzalez provided disclosure on the CEO and Board succession planning processes in the 2024 and 2025 proxy statements and this proxy statement

Board Refreshment

appointed Roxanne Austin as the new Lead Independent Director in 2024, AbbVie’s first new Lead Independent Director since its inception in 2013 added four new directors between 2023 and 2025, including three independent directors appointed all new committee chairs in 2024

amended our governance guidelines in 2023 to add specific limits on the number of other directorships a director may hold

Board Skills Disclosures

updated our director biographies in 2023 to include additional skills of interest to our stockholders, such as cybersecurity experience shared our Board skills matrix beginning in 2016 and updated the matrix with additional skills in 2024

ESG Disclosures

became a participating member in the UN Global Compact in 2024 increased our disclosures on Board risk oversight in 2023

enhanced our website disclosures on political contributions and lobbying in 2022-2024 issued a TCFD aligned report, starting in 2022 and SASB aligned reporting in our ESG Action Report, starting in 2021

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PROXY SUMMARY

Additional highlights of our governance practices include:

Director independence

✓ Twelve of AbbVie’s thirteen directors are independent and regularly meet in executive session

✓ Since our inception, we have had a Lead Independent Director with robust responsibilities

✓ All members of our audit, compensation, nominations and governance, and public policy and sustainability committees are independent

Stockholder rights

✓ Adopted a proxy access By-Law provision for 3%/3 years

✓ We do not have a stockholder rights plan or “poison pill”

✓ Our directors are elected by a majority vote of our stockholders for uncontested elections, and we have a resignation policy if the director fails to receive a majority of the votes cast

Board and executive accountability

✓ Annual executive succession planning

✓ Minimum stock ownership guidelines are in place for the CEO and other NEOs

✓ We have a related person transaction policy to ensure appropriate oversight

✓ We hold an annual say-on-pay advisory vote on executive compensation

Board composition and effectiveness

✓ Our governance guidelines restrict the number of boards our directors may serve on to prevent overboarding

✓ Annual board and committee self-assessments and regular board succession planning, including an assessment of current director skillset, upcoming potential retirements, and optimal board size

✓ As part of its comprehensive assessment of potential director nominees, the board considers how a specific nominee would contribute to the board’s overall diversity

Clawback and anti-hedging and anti-pledging policies

✓ Mandatory clawback of excess compensation in the event of a restatement, plus broad discretion to clawback compensation in the event of a material breach of the AbbVie Code of Business Conduct

✓ Directors and executive officers are prohibited from buying or selling any financial instruments designed to hedge or offset any decrease in the market value of AbbVie equity securities they hold

✓ Directors and executive officers are prohibited from pledging AbbVie stock as collateral for a loan

Other ESG practices

✓ ESG goals are incorporated into our executive compensation programs for all executives

✓ We are guided by strong ethics programs and supplier guidelines

✓ We disclose our corporate political contributions, our trade association memberships, and oversight process on our website and expanded these disclosures in 2022, 2023, and 2024

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PROXY SUMMARY

Our Approach to ESG

As a research-driven global biopharmaceutical company, we apply the same high standards and rigor to the medicines and solutions we pursue, to how we operate our business. We recognize that our company and our industry have a unique opportunity to make a real difference in people’s lives—not just the breakthroughs we deliver, but also the responsible paths we take to achieve them. We advance environmental, social, and governance (ESG) initiatives that contribute to the sustainable growth of our company so that we can create positive impact for generations to come. Our approach to ESG is focused on elevating and transforming standards of care to make a remarkable impact in patients’ lives, developing our people to continually enhance our strong culture and taking steps to sustain AbbVie’s long-term growth, including managing our environmental impact.

Our ESG Governance

AbbVie’s Board of Directors, Board committees and executive leadership team review and advise on ESG topics to advance AbbVie’s business sustainability and impact on society. To further the strategic and enterprise-aligned delivery of AbbVie’s ESG strategy, we maintain an ESG Council, chaired by our Senior Vice President, Corporate Affairs, and composed of senior-level leaders from across the company. The ESG Council’s purpose is to champion business sustainability and mitigate business risks by monitoring, reviewing and recommending actions to the ESG Council Chair, members of the executive leadership team, and AbbVie’s Chairman of the Board and Chief Executive Officer. The ESG Council Chair may also present certain recommendations of the ESG Council from time to time to the Board as appropriate.

Our Priority Topics

Our priority ESG topics have been determined by a Double Materiality Assessment, evaluating both the financial impact of sustainability issues on our company and our impact on society and the environment. AbbVie’s Double Materiality Assessment was completed in 2024 and identified seven ESG topics:

●	Product Innovation
●	Patient Access and Affordability
●	Product Quality & Safety
●	Privacy and Cybersecurity
●	Business Conduct
●	Our People and Culture
●	Climate Change

2025 Highlights

●	Of the 91% of employees who responded to our 2025 AbbVie Employee Engagement Survey, 84% indicated they feel engaged in their work at AbbVie.
●	In support of AbbVie's global target to reduce absolute scope 1 and 2 (market-based) GHG emissions by 42.0% by 2030, we have achieved a 32.4% reduction as of 2024. 2025 results for the target will be shared in the upcoming 2025 ESG Action Report.
●	Over 210,000 U.S. patients were provided medicine at no cost through our patient assistance program in 2025.
●	Nearly 14,000 AbbVie employees across 58 countries and territories contributed more than 44,000 volunteer hours during AbbVie Foundation’s annual Week of Possibilities program.

ESG Disclosures

AbbVie primarily discloses information related to its ESG efforts and strategies in its annual ESG Action Report. Published in May 2025, the 2024 ESG Action Report includes detailed commentary about our approach, actions

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PROXY SUMMARY

and commitments across key areas of our business; a Disclosure Supplement document containing AbbVie’s Sustainability Accounting Standards Board (SASB), Task Force on Climate-related Financial Disclosures (TCFD) and United Nations Sustainable Development Goals (SDGs) indices, our key performance indicator (KPI) data and our assurance statement; and ESG-related recognitions of our efforts. The full 2024 ESG Action Report can be found at https://www.abbvie.com/content/dam/abbvie-com2/pdfs/abbvie-esg-action-report.pdf. The 2025 ESG Action Report will be published on www.AbbVie.com no later than mid-year 2026.

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PROXY SUMMARY

Executive Compensation Highlights

The compensation committee has designed and implemented an executive compensation program in which a substantial majority of named executive officer (NEO) compensation at AbbVie is performance-based.

The goals of our compensation program are to:

1	Align executive interests with the drivers of stockholder returns and profitable growth	2	Support achievement of the company’s primary business goals to have a remarkable impact on patients’ lives	3	Attract and retain world-class executives whose talents and contributions sustain the growth in long-term stockholder value

When determining NEO compensation, the committee first considers the median of the competitive marketplace (as derived primarily from the Health Care Peer Group approved by the committee) as an initial benchmark for assessing compensation. The committee then takes into account the company’s overall performance against the financial, operating and strategic objectives that were established at the start of the performance period. Finally, specific pay determinations are made for each NEO based on individual performance against goals and contributions to the short- and long-term performance of the company.

Key components and design of our executive compensation program:

Three primary components make up AbbVie’s executive pay program: base salary, short-term incentives, and long-term incentives. The structure of each component is tailored to serve a specific function and purpose. The following is a summary of the key components of our compensation program.

Element	Type	Primary Objective	Key Characteristics

Base Salary	Fixed	Attract & retain top talent	Individual salaries are established relative to market median based on each NEO’s individual performance, skills, experience, and internal equity, as well as the company’s annual operating budget

Short-Term Incentives	At-Risk	Encourage achievement of company’s primary business goals

Plan utilizes non-GAAP financial goals as well as an assessment of individual performance against strategic objectives:

— Platform revenue

— Income before taxes

— Operating margin

— Return on assets

— Strategic and leadership goals

Long-Term Incentives	At-Risk	Align NEO interests with stockholders

Long-term incentive annual awards are granted in the form of:

— Performance shares and performance-vested restricted stock units (80% of NEO’s LTI award)

— Non-qualified stock options (20% of NEO’s LTI award)

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INFORMATION CONCERNING DIRECTOR NOMINEES

What am I voting on and how should I vote?	You are being asked to elect four Class II directors at the Annual Meeting. The Board of Directors recommends you vote “FOR” each of the nominees set forth below.

The Board of Directors consists of three classes currently comprised of four directors in Class I, five directors in Class II, and four directors in Class III. Directors of one class are elected each year for a term of three years. The Class II directors are presented for re-election to hold office until the expiration of their term at the 2029 annual meeting of stockholders and until their successors are elected and qualified or until their earlier death or resignation. All of the nominees are currently serving as directors.

Dr. Robert J. Alpern, a current Class II director, recently turned 75. Consistent with AbbVie’s governance guidelines, Dr. Alpern will not stand for re-election as a director as of the 2026 annual stockholder meeting and the board size will be reduced to twelve directors.

Directors are elected by stockholders if a majority of the votes cast are “for” a director’s re-election at the Annual Meeting, excluding abstentions and broker non-votes. For more information on the director majority vote standard, see AbbVie’s By-Laws as listed as an exhibit to AbbVie’s 2025 Annual Report on Form 10-K.

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INFORMATION CONCERNING DIRECTOR NOMINEES

Nominees (Class II)

2013

72

: Nominations & Governance and Public Policy and Sustainability

Ensign Professor of Medicine and Physiology, Professor of Internal Medicine and Cellular and Molecular Physiology, and Former Dean of Yale School of Medicine

Jennifer L. Davis Director Since: 2023 Age: 54 Committees: Nominations & Governance Primary Occupation: Chief Executive Officer, Health Care, Procter & Gamble

Business Experience:

Ms. Davis currently serves as Chief Executive Officer, Health Care at Procter & Gamble (P&G), a position she has held since 2022. Ms. Davis previously served at P&G as President, Feminine Care (2019 - 2022), President, Global Feminine Care (2018 - 2019), and Vice President - Feminine Care, North America and Brand Franchise Leader, Tampax (2016 - 2018), in addition to various commercial roles with increasing responsibility in her 30+ year career at P&G. Ms. Davis plans to retire from P&G in June 2026.

Key Contributions to the Board:

•    As a result of her extensive tenure at P&G, Ms. Davis brings to the Board marketing and other commercial strategy and execution experience, as well as corporate strategy and leadership, consumer behavior, and business development expertise. She also has substantial experience overseeing P&G’s health care research and development, manufacturing, quality, and supply, and regulatory compliance.

2017 67 Audit and Public Policy & Sustainability (Chair) Retired President, Chevron Asia Pacific Exploration and Production
Melody B. Meyer Director Since: 2017 Age: 68 Committees: Audit and Public Policy & Sustainability (Chair) Primary Occupation: Retired President, Chevron Asia Pacific Exploration and Production

Business Experience:

Ms. Meyer served as President of Chevron Asia Pacific Exploration and Production Company from March 2011 to April 2016. She previously served as President of Chevron Energy Technology Company from 2008 to 2011. Ms. Meyer held various leadership roles in global and U.S. locations during her thirty-seven year career at Chevron and retired in 2016. Ms. Meyer is President of Melody Meyer Energy, LLC, a private consulting firm, since June 2016 and Women with Energy LLC since 2025. Ms. Meyer is also a director at bp p.l.c., where her term ends in April 2026. Ms. Meyer previously served as a director of NOV, Inc. from 2017 to 2023.

Key Contributions to the Board:

•    As a result of her tenure at Chevron, Ms. Meyer has acquired operational, management, strategic planning, and financial expertise with extensive global experience and provides an informed perspective to the Board on financial and operational matters faced by a complex international company. She also brings substantial experience related to long-term capital projects and environmental, health, safety, and sustainability matters. Her experience spans multiple jurisdictions, including developing markets in Asia and Africa. Ms. Meyer has long been active in promoting the advancement of women in energy and life sciences and provides the Board with strong human capital management oversight experience.

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INFORMATION CONCERNING DIRECTOR NOMINEES

2013 72 Audit (Chair) and Compensation Former Chairman of the Board and Chief Executive Officer of Northern Trust Corporation and The Northern Trust Company
Robert A. Michael Director Since: 2024 Age: 55 Primary Occupation: Chairman of the Board and Chief Executive Officer, AbbVie Inc.

Business Experience:

Mr. Michael is AbbVie’s Chairman and Chief Executive Officer, a position he has held since July 2025. Mr. Michael previously served as Chief Executive Officer starting in 2024 and President and Chief Operating Officer from July 2023 to June 2024, where he was responsible for global commercial operations, finance, corporate human resources, global operations, business development and corporate strategy for the company. He previously served as Vice Chairman and President from June 2022 to July 2023, as Vice Chairman, Finance and Commercial Operations and Chief Financial Officer from June 2021 to June 2022, as Executive Vice President, Chief Financial Officer from 2019 to 2021, and as Senior Vice President, Chief Financial Officer from 2018 to 2019. Mr. Michael first joined Abbott in 1993 and held numerous leadership positions across several different business units before joining AbbVie in 2013.

Key Contributions to the Board:

•    As a result of his numerous leadership roles across a more than 30-year career at Abbott and AbbVie, Mr. Michael has developed valuable business, strategic, leadership, and financial experience, as well as extensive knowledge of AbbVie and its complex global operations. Mr. Michael’s experience and knowledge enable him to contribute to AbbVie’s Board key insights into strategic, operations, business development, management, and financial matters.

Frederick H. Waddell

Director Since: 2013

Age: 72

Committees: Audit (Chair) and Compensation

Primary Occupation: Former Chairman of the Board and Chief Executive Officer of Northern Trust Corporation and The Northern Trust Company

Business Experience:

Mr. Waddell served as Chairman of the Board of Northern Trust Corporation and The Northern Trust Company from November 2009 until his retirement in January 2019. He previously served as Chief Executive Officer from 2008 through 2017, as President from 2006 to 2011 and again from October to December 2016, and Chief Operating Officer from 2006 to 2008. Mr. Waddell is also a director of International Business Machines Corporation.

Key Contributions to the Board:

•    As former Chairman and Chief Executive Officer of Northern Trust Corporation and The Northern Trust Company, Mr. Waddell contributes broad financial services experience with a strong record of leadership in a highly regulated industry. Having begun his role as CEO at Northern Trust during the 2008 recession, Mr. Waddell has substantial experience overseeing a company’s strategic priorities during changing economic conditions. Through his role as a director at IBM since 2017, Mr. Waddell has garnered significant information technology and security experience.

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INFORMATION CONCERNING DIRECTOR NOMINEES

Class III - Directors whose terms expire in 2027

2013 63 Compensation President, Austin Investment Advisors

Roxanne S. Austin

Director Since: 2013

Age: 65

Committees: Audit, Compensation, Nominations & Governance, and Public Policy & Sustainability

Primary Occupation: President, Austin Investment Advisors

Lead Independent Director

Business Experience:

Ms. Austin is President of Austin Investment Advisors, a private investment and consulting firm. She chaired the U.S. Mid-market Investment Advisory Committee of EQT Partners from 2017 to 2023. Previously, Ms. Austin also served as the President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin served as President and Chief Operating Officer of DIRECTV, Inc. Ms. Austin also served as Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation and as a partner of Deloitte & Touche LLP. Ms. Austin is also a director of Crowdstrike, Inc., Freshworks, Inc., and Verizon Communications Inc. Ms. Austin previously served as a director of Abbott Laboratories from 2000 to 2022, Teledyne Technologies, Inc. from 2006 to 2021, Target Corporation from 2002 to 2020, and Telefonaktiebolaget LM Ericsson from 2008 to 2016.

Key Contributions to the Board:

•    As a result of her extensive management and operating roles, Ms. Austin contributes significant oversight and leadership experience to the Board, including knowledge of global business strategy in health care and other industries, corporate governance, financial statements, and capital allocation strategy. Ms. Austin also provides substantial cybersecurity and other information technology expertise, as a result of her role as a director at Crowdstrike, Inc., a cybersecurity technology company, and other publicly traded companies.

•    Her leadership roles at both public and private companies also enhance her independent oversight role as AbbVie’s Lead Independent Director, including effectively leading key board processes such as self-evaluations and succession planning.

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INFORMATION CONCERNING DIRECTOR NOMINEES

2013 70 Chairman of the Board and Chief Executive Officer, AbbVie Inc.
Thomas J. Falk Director Since: 2025 Age: 67 Committees: Audit Primary Occupation: Retired Chairman and Chief Executive Officer, Kimberly-Clark Corporation

Business Experience:

Having served 36 years at Kimberly-Clark Corporation, Mr. Falk served as Executive Chairman from January 2019 until his retirement in December 2019. He previously served as Chairman of the Board and Chief Executive Officer from 2003 until December 2018, as Chief Executive Officer from 2002 to 2003, and as President and Chief Operating Officer from 1999 to 2002. Mr. Falk is also a director on the boards of Lockheed Martin and the Bipartisan Policy Center, the Baker Institute, and as a National Governor of the Boys and Girls Clubs of America.

Key Contributions to the Board:

•    During his tenure as Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation, Mr. Falk acquired extensive management experience overseeing a complex multinational business, including strategic, management, financial, and operational expertise. In addition, as a result of his current role as Lead Independent Director at Lockheed Martin, Mr. Falk has garnered significant independent board oversight experience, including related to key board processes such as succession planning and capital allocation oversight. This combined expertise allows him to exercise effective independent oversight of AbbVie’s business.

2018 70 : Nominations & Governance and Public Policy and Sustainability Retired President of Chevron Pipe Line Company

Susan E. Quaggin, M.D.

Director Since: 2023

Age: 62

Committees: Public Policy & Sustainability

Primary Occupation: Irving S. Cutter Professor and Chair of Medicine, Northwestern University Feinberg School of Medicine

Business Experience:

Dr. Quaggin is currently the Irving S. Cutter Professor of Medicine at Northwestern University Feinberg School of Medicine, where she has served as the Chair of the Department of Medicine since 2023 and Director of the Feinberg Cardiovascular and Renal Research Institute since 2013. Dr. Quaggin serves as a council member of the Association of American Physicians and previously served as President of the American Society of Nephrology in 2021 and 2022.

Key Contributions to the Board:

•    Through her position as the Irving S. Cutter Professor of Medicine at Northwestern University Feinberg School of Medicine, as well as her other leadership roles, Dr. Quaggin has acquired extensive medical and scientific expertise and deep knowledge of the health care environment. This expertise allows her to contribute valuable insights on AbbVie’s key research and development initiatives, among other matters.

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INFORMATION CONCERNING DIRECTOR NOMINEES

2018 71 Nominations & Governance and Public Policy & Sustainability Retired President of Chevron Pipe Line Company
Rebecca B. Roberts Director Since: 2018 Age: 73 Committees: Nominations & Governance and Public Policy & Sustainability Primary Occupation: Retired President of Chevron Pipe Line Company

Business Experience:

Ms. Roberts served as President of Chevron Pipe Line Company from 2006 until her retirement in 2011. She previously served as the President of Chevron Global Power Generation from 2003 to 2006, in addition to various technical and management positions during her thirty-six year career with Chevron. Ms. Roberts began her career as a chemist and research scientist. Ms. Roberts previously served as a director of Enbridge, Inc. from 2015 to 2018, Black Hills Corporation from 2011 to 2025, and MSA Safety Incorporated from 2013 to 2025.

Key Contributions to the Board:

•    Ms. Roberts brings management, business development, operational, environmental and safety, marketing, and strategy development expertise with a scientific background and extensive global experience at Chevron.

•    She provides an informed perspective to the Board on regulatory and operational matters faced by a complex international company. She also has broad experience across a range of geographies, including Asia, Europe, and Central America.

2013 75 Audit, Compensation, Nominations & Governance, and Public Policy and Sustainability Retired Chairman and Chief Executive Officer of the UAL Corporation

Class I - Directors whose terms expire in 2028

William H.L. Burnside Director Since: 2013 Age: 74 Committees: Audit and Public Policy & Sustainability Primary Occupation: Retired Senior Vice President and Director at The Boston Consulting Group

Business Experience:

Mr. Burnside is a retired Senior Vice President and director at The Boston Consulting Group (BCG). Prior to becoming managing partner of BCG’s Los Angeles office in 1987, he worked in BCG’s London and Chicago offices, servicing clients in telecommunications, media, defense, financial services, and manufacturing. He most recently served as an advisor for BCG from 2011 to 2023.

Key Contributions to the Board:

●    Through his experience with The Boston Consulting Group, Mr. Burnside contributes knowledge and understanding of corporate finance and capital markets matters to the Board, as well as global and domestic strategic advisory experience across a broad base of industries. He provides an informed perspective to the Board on financial forecasting and planning, mergers and acquisitions, human capital management, marketing, and risk planning.

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INFORMATION CONCERNING DIRECTOR NOMINEES

2016 50 Executive Vice President and Chief Administrative Officer, United Airlines Holdings, Inc.

Thomas C. Freyman

Director Since: 2020

Age: 71

Committees: Compensation and Nominations & Governance (Chair)

Primary Occupation: Retired Executive Vice President, Finance and Administration,

Abbott Laboratories

Business Experience:

Mr. Freyman served as a director at Allergan from 2018 to 2020, when AbbVie acquired Allergan plc. Mr. Freyman previously served as Executive Vice President, Finance and Administration at Abbott Laboratories from 2015 until his retirement in 2017. He previously served at Abbott as Chief Financial Officer and Executive Vice President, Finance and was first appointed Chief Financial Officer and Senior Vice President, Finance in 2001. Mr. Freyman previously served as a director of Tenneco Inc. from 2013 to 2022 and Hanger, Inc. from 2017 to 2022.

Key Contributions to the Board:

•    Mr. Freyman’s extensive experience as a leader in the health care industry, knowledge of the Allergan businesses, and expertise in complex accounting and financial issues provides the Board with significant global industry experience, continuity in oversight of the Allergan businesses, and finance and risk expertise, including related to financial planning. As a result of his previous role as a director at Tenneco Inc., a global automotive products manufacturer, Mr. Freyman also has extensive manufacturing and environmental, health, and safety oversight experience.

Brett J. Hart Director Since: 2016 Age: 57 Committees: Compensation (Chair) and Nominations & Governance Primary Occupation: President, United Airlines Holdings, Inc.

Business Experience:

Mr. Hart is the President of United Airlines Holdings, Inc. (UAL) and United Airlines, Inc. He served as Executive Vice President and Chief Administrative Officer between March 2019 and May 2020, Executive Vice President, Chief Administrative Officer and General Counsel between May 2017 and March 2019, and as Executive Vice President and General Counsel between February 2012 and May 2017. Mr. Hart also served as acting Chief Executive Officer of UAL and United Airlines, Inc. from October 2015 to March 2016. From December 2010 to February 2012, he served as Senior Vice President, General Counsel and Secretary of UAL, United and Continental. From June 2009 to December 2010, Mr. Hart served as Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation.

Key Contributions to the Board:

•    In his role leading United Airlines Holdings, Inc.’s operations, including safety, government affairs, regulatory, legal, and environmental sustainability teams, among other functions, Mr. Hart has a broad set of skills critical to oversight of a complex international business in a highly regulated industry like AbbVie. These skills include operational and strategic acumen with expertise in risk management, ESG, climate change, legal strategic matters, government and regulatory affairs, corporate governance, and compliance.

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INFORMATION CONCERNING DIRECTOR NOMINEES

Edward J. Rapp Director Since: 2013 Age: 68 Committees: Audit and Nominations & Governance Primary Occupation: Retired Group President for Resource Industries of Caterpillar Inc.

Business Experience:

Mr. Rapp served as the Caterpillar Inc. Group President for resource industries from 2014 until his retirement in mid-2016. He previously served at Caterpillar as Group President based in Singapore in 2013 and 2014 and as the Chief Financial Officer from 2010 to 2013, and he was named a Group President in 2007. He also serves as a director of Xos, Inc. He is currently a member of the University of Missouri College of Business Advisory Board. Mr. Rapp previously served as a director of FM Global.

Key Contributions to the Board:

•    As a result of his tenure as Group President and Chief Financial Officer at Caterpillar Inc., Mr. Rapp has acquired management, operational, and financial expertise with extensive global experience and provides the Board with an informed perspective on financial and operational matters faced by a complex international company.

•    Mr. Rapp brings experience with business operations in numerous geographies, including Asia, Africa, and Europe, which provides a strong international perspective for AbbVie’s business across more than 180 countries and territories. As a result of his role on the board of Xos, Inc., a manufacturer of zero-emission commercial vehicles, Mr. Rapp has gained substantial experience in climate change and emissions oversight.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held six meetings in 2025. The average attendance of all directors at Board and committee meetings in 2025 was 97% percent, and each director attended at least 75% of the total number of Board meetings and meetings of the committees of which they served. AbbVie encourages its Board members to attend the annual stockholder meeting. All of AbbVie’s directors attended the 2025 annual stockholder meeting.

The Board has determined that each of the following individuals is independent in accordance with the New York Stock Exchange (NYSE) listing standards: Dr. Alpern, Ms. Austin, Mr. Burnside, Ms. Davis, Mr. Falk, Mr. Freyman, Mr. Hart, Ms. Meyer, Dr. Quaggin, Mr. Rapp, Ms. Roberts, and Mr. Waddell. To determine independence, the Board applied the AbbVie Inc. director independence guidelines. The Board also considered whether a director has any other material relationships with AbbVie or its subsidiaries and concluded that none of these directors had a relationship that impaired the director’s independence. This included consideration of the fact that some of the directors are officers or serve on boards of companies or entities to which AbbVie sold products or made contributions or from which AbbVie purchased products and services during the year. In making its determination, the Board relied on both information provided by the directors and information developed internally by AbbVie.

Board Leadership Structure

As announced on February 14, 2025, Mr. Michael, AbbVie’s Chief Executive Officer, became Chairman of the Board effective July 1, 2025. The Board has determined that this leadership structure, in which the offices of Chairman of the Board and Chief Executive Officer are held by one individual with a Board appointed Lead Independent Director, ensures the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of AbbVie and its stockholders. The Lead Independent Director is chosen annually by and from the independent members of the Board of Directors. The Board regularly reviews its leadership structure and effectiveness. This structure has proven to be an effective form of governance for AbbVie and its stockholders.

In determining this leadership structure, the Board weighed numerous factors, such as:

●	The qualifications of the Lead Independent Director and performance in the role, including stockholder votes in favor of re-election. Ms. Austin’s extensive leadership skills as a former CEO as well as her current and past experience as a director at other publicly traded companies, and Chair of the Board at Freshworks, Inc., ensures that she is able to exercise effective independent leadership over AbbVie’s Board, including in relation to risk oversight and financial matters. When she was most recently up for re-election, Ms. Austin received nearly 94% of votes in favor.

●	The historical performance of the company under this leadership structure. As discussed elsewhere in this proxy statement, AbbVie has established an outstanding track record of performance with a combined CEO and chair role.

●	Investor feedback on this topic. At the most recent stockholder meeting where a stockholder proposal to mandate an independent chair was voted on, nearly 70% of the shares voted against mandating an independent chair. Investors have also expressed support for our current leadership structure through our stockholder engagement program. AbbVie’s investors who do support an independent chair structure generally state that this preference is not unique to AbbVie and is a consistent preference across all portfolio companies.

●	Other Board leadership and independence considerations. In addition to Ms. Austin’s strong independent leadership, AbbVie has recently made several additional changes to the Board, all of which further strengthen the independent oversight of the Board. The Board added four new directors since October 2023 (three of whom are independent) and appointed all new committee chairs for the four key Board

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

committees in July 2024. This commitment to refreshment further supports the use of a combined CEO and chair role.

●	Practices at peer companies and trends across the S&P 500. AbbVie benchmarks peer companies and their leadership structures on an ongoing basis and also monitors the external landscape in terms of the number of S&P 500 companies that utilize independent chairs.

   facilitates communication with the board and presides over regularly conducted executive sessions of the independent directors or sessions where the chair of the board is not present reviews and approves matters, such as schedule sufficiency, and, where appropriate, information provided to other board members serves as the liaison between the chair of the board and the independent directors has the authority to call meetings of the independent directors leads the board’s evaluation of the CEO

   leads the annual board and committee evaluation process, including discussing evaluations with each director individually encourages effective director participation by fostering an environment of open dialogue and constructive feedback among independent directors involved in selection and interviewing of new board members if requested by major stockholders, ensures that he or she is available for consultation and direct communication as needed if required, represents independent board members externally, including in communications with stockholders and other stakeholders performs such other duties as the board may determine from time to time

Our Lead Independent Director has robust and well-defined responsibilities that provide our Board with significant leadership and oversight:

✓   leads the CEO succession planning process

✓   facilitates communication with the Board and presides over regularly conducted executive sessions of the independent directors or sessions where the Chairman of the Board is not present

✓   reviews and approves matters, such as schedule sufficiency, and, where appropriate, information provided to other Board members

✓   serves as the liaison between the Chairman of the Board and the independent directors

✓   has the authority to call meetings of the independent directors

✓   leads the Board’s evaluation of the CEO

✓   leads the annual Board and committee evaluation process, including discussing evaluations with each director individually

✓   reviews and guides agenda items for Board meetings

✓   encourages effective director participation by fostering an environment of open dialogue and constructive feedback among independent directors

✓   involved in selection and interviewing of new Board members

✓   if requested by major stockholders, ensures that they are available for consultation and direct communication as needed

✓   if required, represents independent Board members externally, including in communications with stockholders and other stakeholders

✓   performs such other duties as the Board may determine from time to time

All directors are encouraged to consult with the Chairman of the Board and Chief Executive Officer on each of the above topics, as well. The Lead Independent Director, and each of the other directors, communicates regularly with the Chairman of the Board and Chief Executive Officer regarding appropriate agenda topics and other Board related matters.

Board Succession Planning and Composition

AbbVie directors have backgrounds that when combined provide a portfolio of experience and knowledge that serve AbbVie’s governance and strategic needs. Director nominees are considered based on a range of criteria including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship, and ability to commit sufficient time and attention to the activities of the Board. They must have demonstrated experience and ability that is relevant to the Board’s oversight role with respect to AbbVie’s business and affairs. They must also be able and willing to represent the stockholders’ economic interests and satisfy their fiduciary duties to stockholders without conflicts of interest. For more details on director qualifications, please see Exhibit A to AbbVie’s Governance Guidelines.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

In addition to executive succession planning, the Board actively plans for its own succession. Over the past several years, the Board has undergone significant refreshment, including four new directors since 2023, a new lead independent director starting in 2024, all new committee chairs starting in 2024, and a new Chairman in 2025. Two directors, who had served since the company’s inception in 2013, also retired in 2025. All of these changes were the result of an established, robust board succession planning process. The Board anticipates potential director retirement timelines well in advance and assesses what skills may need to be added to the Board when retirements occur, as well as what Board leadership positions a retiring director has. This allows the Board to actively recruit for specific skillsets and plan for Board leadership changes in advance of retirements. For example, the two directors who retired in 2025 were both former chief executive officers. The Board was therefore able to recruit and elect Mr. Falk, a former chief executive officer of a large, publicly traded company, to supplement that skillset on the Board shortly before the planned retirements.

Each director’s biography includes the particular experience and qualifications that led the Board to conclude that the director should serve on the Board and how their qualifications add to the mix of skills on the Board. The directors’ biographies are in the section of this proxy statement captioned “Information Concerning Director Nominees.”

The following table highlights our directors’ skills and experience. The skills identified below are considered by the nominations and governance committee to be the most relevant to the Board’s oversight role with respect to AbbVie’s business and affairs and to drive our culture of innovation and responsibility. The specific importance of each skill also is noted.

Such skills include, among others:

Health Care Industry	Relevant to an industry understanding and review of our business and strategy for continued innovation.
Leadership	For a board that can successfully advise and oversee the company’s business performance and represent stockholders’ interests.
Global Business and Strategy	For oversight of a complex global organization like AbbVie to successfully advise and oversee the strategic development and direction of the company.
Science/Research & Development	For an understanding of AbbVie’s scientific and research and development initiatives.
Corporate Governance and Public Company Board	Ensuring directors have the background and knowledge to perform oversight and governance roles.
Finance or Accounting	Enabling our directors to analyze our financial statements, oversee our capital structure, and consider financial transactions.
Government Relations and Regulatory	For an understanding of the complex regulatory and governmental environment in which our business operates.
Marketing/Sales	Experience in commercialization, marketing, and brand development, including through digital channels.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

	ALPERN	AUSTIN	BURNSIDE	DAVIS	FALK	FREYMAN	HART	MEYER	Michael	QUAGGIN	RAPP	ROBERTS	WADDELL
Health Care Industry	●	●		●		●			●	●
Leadership	●	●	●	●	●	●	●	●	●	●	●	●	●
Global Business & Strategy	●	●	●	●	●	●	●	●	●		●	●	●
Science/ Research & Development	●			●				●	●	●		●
Corporate Governance & Public Company Board	●	●	●	●	●	●	●	●	●	●	●	●	●
Finance or Accounting		●	●	●	●	●		●	●		●		●
Government Relations & Regulatory	●	●	●	●	●	●	●	●	●		●	●	●
Marketing/ Sales		●	●	●	●				●		●	●	●

Board Oversight Responsibilities

The Board has risk oversight responsibility for AbbVie and administers this responsibility both directly and with assistance from its committees. The Board reviews enterprise risks and discusses them with our senior management on a regular basis. These risks include those the company faces over various time horizons. Among the risks are those that are specific to AbbVie’s business and circumstances (e.g., pipeline advancement and significant product loss of exclusivity), those that are specific to AbbVie’s industry (e.g., manufacturing and regulatory compliance and health care industry dynamics such as pricing and patient access), and those faced by large, complex, multinational companies generally (e.g., tax policy). Specific relevant risk topics are reviewed and escalated to the Board or relevant committee at nearly all Board meetings throughout the year.  The charters of the committees provide a framework for the types of risks to be reviewed at each committee and reported on to the full Board. The focus of the Board’s oversight varies based on the type and timing of the risk being discussed. For example, for a long-term risk, the Board focuses on advance planning to mitigate the risk over time. The Board periodically invites third parties to present on a range of topics and provide outside perspectives.

AbbVie has a comprehensive enterprise risk management (ERM) program with risk management embedded within the operations of the company, clear accountability at the senior leadership level, and oversight by the Board. The audit committee oversees ERM. Through risk owners and the internal disclosure committee, there is a routine assessment of material risks to the company. Updates, if any, are provided to the Board or its committees together with updated public disclosures, when relevant. All directors, including the Lead Independent Director, are tasked with ensuring the Board appropriately exercises its risk management responsibilities and facilitate further discussion of risk matters in executive session as they deem necessary. In light of the regular assessment of risk, the Board or risk owner may consult with outside advisors to evaluate the risk landscape and anticipate trends. As the company grows, relevant risk management topics may be added, such as following a large acquisition.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Acting with integrity is one of the foundational AbbVie Principles, and overseeing the company’s compliance program is a key activity for the Board. AbbVie’s Chief Ethics and Compliance Officer, who reports to the Executive Vice President, General Counsel and Secretary, regularly presents to the Board and committees on compliance matters.

The Board oversees AbbVie’s culture, employee engagement, and overall management of human capital. This oversight ensures that AbbVie is attracting, developing, and retaining best in class employees dedicated to making a remarkable impact on patients’ lives around the world. Examples of this oversight include (1) reviewing results of the biennial all employee survey, which assesses topics like employee engagement, inclusion, agility in processes, ethical decision making, and other issues critical to the company’s culture and (2) oversight of employee health and safety data and priorities. The Board also interacts with employees at various levels of seniority, not solely on the executive leadership team, which facilitates a better understanding of the company’s culture.

The Board is actively involved in reviewing AbbVie’s privacy, cybersecurity, artificial intelligence, and other information technology risks and opportunities and discusses these topics on a regular basis. The Board and its committees also regularly review other ESG topics. For more details about committee responsibilities and oversight, please see the committee discussion in the section titled “Committees of the Board of Directors”.

Each year, the Board and its committees conduct detailed self-evaluations covering topics such as Board and committee leadership structure, composition and effectiveness, quality of Board and committee materials and discussions, priority agenda items, schedule sufficiency, and Board processes. The evaluation forms are reviewed each year to ensure they will garner robust feedback, including on topics that are of recent interest to our investors. To ensure candid feedback, the evaluations are anonymous. The full Board, led by the Lead Independent Director, discusses the evaluation reports to determine what, if any, actions or improvements should be undertaken in the near-term and long-term. The Board, committee, and CEO evaluations are discussed in executive session to allow for additional candid discussion. Committee chairs are elected annually.

Board Diversity

AbbVie is committed to maintaining a Board of Directors with the skill sets, experience, and leadership necessary to provide effective oversight of AbbVie’s business. AbbVie serves patients in more than 180 countries and territories across many different diseases. As discussed in our governance guidelines, offering and representing diverse perspectives is an integral part of effective board oversight.

38% female Board members	15% ethnically or racially diverse Board members

These perspectives can result from diverse backgrounds, including varied professional skills, education, geography, or life experiences. As part of its comprehensive assessment of potential director nominees, the Board considers how a specific nominee would contribute to the board’s overall diversity.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Committees of the Board of Directors

Audit Committee

Members	Key Characteristics and Responsibilities	Meetings in 2025: 6
F. Waddell (Chair) R. Austin W. Burnside T. Falk M. Meyer E. Rapp

✓   The audit committee is governed by a written charter. The charter sets forth the purposes of the audit committee, identifies qualifications required for the audit committee members, and describes the committee’s authority and responsibilities.

✓   The audit committee assists the Board of Directors in fulfilling its oversight responsibility with respect to AbbVie’s accounting and financial reporting practices and the audit process, the quality and integrity of AbbVie’s financial statements, including a review of significant accounting policies, the independent auditors’ qualifications, independence, and performance, the performance of AbbVie’s internal audit function and internal auditors, certain areas of legal and regulatory compliance, and enterprise risk management. The audit committee is directly responsible for the appointment, fees, retention, and oversight of the work of AbbVie’s independent auditors.

✓   The audit committee also reviews information security and technology risks, including cybersecurity.

✓   Each of the members of the audit committee is financially literate, as required of audit committee members by the NYSE, and the independence requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’).

✓   The Board of Directors has determined that Ms. Austin, Mr. Falk, Mr. Rapp, and Mr. Waddell are each individually, an ‘‘audit committee financial expert.’’

Compensation Committee

Members	Key Characteristics and Responsibilities	Meetings in 2025: 4
B. Hart (Chair) R. Alpern R. Austin T. Freyman F. Waddell

✓   The compensation committee is governed by a written charter. The charter sets forth the purposes of the compensation committee, identifies qualifications required for the compensation committee members, and describes the committee’s authority and responsibilities.

✓   This committee assists the Board of Directors in carrying out the Board’s responsibilities relating to the compensation of AbbVie’s executive officers and directors. The compensation committee annually reviews the compensation paid to the directors and gives its recommendations to the full Board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash.

✓   In recommending director compensation, the compensation committee takes into account director fees paid by companies in AbbVie’s Health Care Peer Group and reviews any arrangement that could be viewed as indirect director compensation. The processes and procedures used for the consideration and determination of executive compensation are described in the ‘‘Compensation Discussion and Analysis’’ section of this proxy statement.

✓   The committee also reviews, approves, and administers the incentive compensation plans in which the AbbVie executive officers participate and all of AbbVie’s equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulations or with the listing rules of the NYSE.

✓   The compensation committee has the sole authority, under its charter, to select, retain and/or terminate independent advisors who may assist the committee in carrying out its responsibilities.

✓   The compensation committee reviews and discusses with management and its independent compensation consultant potential risks associated with AbbVie’s compensation policies and practices as discussed in the ‘‘Compensation Risk Assessment’’ section of this proxy statement. Each member of the committee qualifies as a ‘‘non-employee director’’ for purposes of Rule 16b-3 under the Exchange Act.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

The compensation committee has engaged Semler Brossy as its independent compensation consultant. The independent compensation consultant provides counsel and advice to the committee on executive and non-employee director compensation matters. Semler Brossy, and its principal, report directly to the chair of the committee. The principal meets regularly, and as needed, with the committee in executive sessions, and has direct access to the committee chair during and between meetings. In partnership with the consultant, the committee determines what variables it will consider, including: peer groups against which performance and pay should be examined, metrics to be used in incentive plans to assess AbbVie’s performance, competitive short- and long-term incentive practices in the marketplace, and compensation levels relative to market benchmarks. The committee negotiates and approves all fees paid to Semler Brossy for these services. AbbVie did not engage Semler Brossy to perform any other services during 2025.

Based on an assessment of internally developed information and information provided by Semler Brossy, the committee has determined that its independent compensation consultant does not have a conflict of interest. A copy of the compensation committee report is included in the ‘‘Compensation Committee Report’’ section of this proxy statement.

Nominations and Governance Committee

Members	Key Characteristics and Responsibilities	Meetings in 2025: 4
T. Freyman (Chair) R. Austin J. Davis B. Hart E. Rapp R. Roberts

✓   The nominations and governance committee is governed by a written charter. The charter sets forth the purposes of the nominations and governance committee, identifies qualifications required for the nominations and governance committee members, and describes the committee’s authority and responsibilities.

✓   This committee assists the Board of Directors in identifying individuals qualified to become Board members and recommends to the Board the nominees for election as directors at the next annual meeting of stockholders, recommends to the Board the persons to be elected as executive officers of AbbVie, recommends to the Board the corporate governance guidelines applicable to AbbVie, oversees the evaluation of the Board and management, and serves in an advisory capacity to the Board and the Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of AbbVie, and the conduct of Board activities.

✓   The process used by this committee to identify a nominee to serve as a member of the Board of Directors depends on the qualities being sought, as described in the skills chart shown in this section.

✓   From time to time, AbbVie engages an executive search firm to assist the committee in identifying individuals qualified to be Board members.

Public Policy and Sustainability Committee

Members	Key Characteristics and Responsibilities	Meetings in 2025: 4
M. Meyer (Chair) R. Alpern R. Austin W. Burnside S. Quaggin R. Roberts

✓   The public policy and sustainability committee is governed by a written charter. The charter sets forth the purposes of the public policy and sustainability committee, identifies qualifications required for the public policy and sustainability committee members, and describes the committee’s authority and responsibilities.

✓   This committee assists the Board of Directors in fulfilling its oversight responsibility with respect to AbbVie’s public policy, certain areas of legal and regulatory compliance, governmental affairs, health care compliance, social responsibility, and sustainability and environmental matters that affect or could affect AbbVie.

✓   Other topics within the committee’s purview include but are not limited to ethics and compliance matters, government and regulatory trends relevant to AbbVie’s business, political contributions, and corporate philanthropy.

Executive Committee

The executive committee members are Mr. Michael, chair, Ms. Austin, Mr. Freyman, Mr. Hart, Ms. Meyer, and Mr. Waddell. This committee may exercise all of the authority of the Board in the management of AbbVie, except for matters expressly reserved by law for Board action.

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COMMUNICATING WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with the Board of Directors by writing a letter to the Chairman of the Board, to the Lead Independent Director, or to the independent directors c/o AbbVie Inc., 1 North Waukegan Road, AP34, North Chicago, Illinois 60064, Attention: corporate secretary. The corporate secretary regularly forwards to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to AbbVie’s business. In addition, directors regularly receive a log of all correspondence received by the company that is addressed to a member of the Board and may request any correspondence on that log.

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DIRECTOR COMPENSATION

AbbVie employees are not compensated for serving on the Board or Board committees. AbbVie’s non-employee directors are compensated for their service under the AbbVie Non-Employee Directors’ Fee Plan and the AbbVie Amended and Restated 2013 Incentive Stock Program. As described in “Committees of the Board of Directors—Compensation Committee,” director compensation is reviewed annually by the compensation committee with the independent compensation consultant, including a review of director compensation against AbbVie’s Health Care Peer Group, and a recommendation is then provided to the full Board.

The following table sets forth the non-employee directors’ 2025 compensation, and Mr. Gonzalez’s 2025 employee compensation as Executive Chairman of the Board until his retirement on July 1, 2025. The process for setting Mr. Gonzalez’s Executive Chairman pay package is detailed in our 2025 proxy statement.

				Change in
				Pension Value
				and
				Nonqualified
	Fees	Restricted		Deferred
	Earned or	Stock Unit	Option	Compensation	All Other
	Paid in Cash	Awards	Awards	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
R. Alpern	122,917	224,961	0	125,616	25,000	498,494
R. Austin	182,917	224,961	0	0	25,000	432,878
W. Burnside	132,917	224,961	0	0	25,000	382,878
J. Davis	122,917	224,961	0	0	25,000	372,878
T. Falk(6)	78,750	224,961	0	0	25,000	328,711
T. Freyman	147,917	224,961	0	0	25,000	397,878
B. Hart	147,917	224,961	0	0	25,000	397,878
M. Meyer	157,917	224,961	0	0	25,000	407,878
S. Quaggin	122,917	224,961	0	3,970	7,663	359,511
E. Rapp	132,917	224,961	0	0	25,560	383,438
R. Roberts	122,917	224,961	0	0	25,000	372,878
G. Tilton(7)	65,417	224,961	0	0	26,996	317,374
F. Waddell	152,917	224,961	0	0	25,000	402,878
R. Gonzalez	0	10,365,982	2,499,343	1,721,855	2,484,243	17,071,423
(1)	Under the AbbVie Non-Employee Directors’ Fee Plan as in effect as of May 9, 2025, non-employee directors earned $125,000 per year for service as a director and $25,000 per year for service as a chair of a Board committee, other than the chair of the audit committee. The chair of the audit committee received $30,000 per year for service as chair of that committee and the other members of the audit committee received $10,000 per year as a committee member. The Lead Independent Director received $50,000 in 2025 for service in that role. The non-employee director and committee fees are earned monthly for each calendar month or portion thereof that the director holds the position, excluding the month in which the director is first elected to the position.

Fees earned under the AbbVie Non-Employee Directors’ Fee Plan are, at the director’s election, paid currently in cash, delivered in the form of vested non-qualified stock options (based on an independent appraisal of their fair value), deferred (as an unfunded AbbVie obligation), or paid currently into an individual grantor trust established by an eligible director. The distribution of deferred fees and amounts held in a director’s grantor trust generally commences at the later of when the director reaches age 65 or upon retirement from the Board of Directors. Deferred fees and fees deposited in a trust may be credited to a stock equivalent account that earns the same return as if the fees were invested in AbbVie stock or to a guaranteed interest account. If necessary, AbbVie contributes funds to a director’s trust so that as of year-end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the market value of the related AbbVie common stock at year end.

26         |     2026 Proxy Statement

DIRECTOR COMPENSATION

(2)	The amounts in this column represent the aggregate grant date fair value of the restricted stock unit awards granted during 2025, determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. AbbVie generally determines the grant date fair value of the awards by multiplying the number of units granted by the average of the high and low market prices of one share of AbbVie common stock on the award grant date.

In addition to the fees described in footnote (1), each non-employee director elected to or serving on the Board of Directors on the day of the 2025 annual stockholder meeting received under the AbbVie Amended and Restated 2013 Incentive Stock Program vested restricted stock units with a target grant date value of $225,000. In 2025, this equated to 1,203 restricted stock units (after rounding the award down to the nearest whole unit), with a reportable value of $224,961. The non-employee directors receive cash payments equal to the dividends paid on the shares covered by the units at the same rate as other stockholders, but do not otherwise have access to the restricted stock units during their Board service. Upon termination or retirement from the Board, death, or a change in control of the company, a non-employee director will receive one common share for each restricted stock unit outstanding.

The following AbbVie non-employee director restricted stock units were outstanding as of December 31, 2025: R. Alpern, 35,517; R. Austin, 26,958; W. Burnside, 26,958; J. Davis, 2,525; T. Falk, 1,203; T. Freyman, 9,410; B. Hart, 19,472; M. Meyer, 16,498; S. Quaggin, 2,525; E. Rapp, 26,958; R. Roberts, 13,728; and F. Waddell, 26,958.

For Mr. Gonzalez, the amount in this column represents the total grant date fair value of performance awards granted to him on February 13, 2025. Mr. Gonzalez’s award terms and assumptions are consistent with our NEOs, as described in the “Executive Compensation” section of this proxy statement. The number of performance shares and performance-vested restricted stock units held by Mr. Gonzalez as of December 31, 2025, was 112,450 and 68,458, respectively. Mr. Gonzalez met the age and service conditions for retirement eligibility under the performance award agreements; therefore, his awards will continue to vest over the three-year performance period subject to award terms.

(3)	For non-employee directors, no AbbVie stock options were outstanding as of December 31, 2025. For Mr. Gonzalez, the amount in this column represents the grant date fair value of stock options granted to him on February 13, 2025. Mr. Gonzalez’s award terms and assumptions are consistent with our NEOs, as described in the “Executive Compensation” section of this proxy statement. The aggregate number of stock options held by Mr. Gonzalez as of December 31, 2025, was 450,981. Mr. Gonzalez met the age and service conditions for retirement eligibility under the option award agreements; therefore, his unvested options will continue to vest and vested options will remain exercisable subject to award terms.
(4)	For non-employee directors, the totals in this column include reportable interest credited under the AbbVie Non-Employee Directors’ Fee Plan during 2025. For Mr. Gonzalez, the totals in this column include reportable interest of $1,721,855 credited under his AbbVie Performance Incentive Plan and the AbbVie Supplemental Savings Plan grantor trusts, consistent with those established by eligible NEOs as described in the “Executive Compensation” section of this proxy statement.

Mr. Gonzalez’s change in pension value during 2025 under the AbbVie Pension Plan was $(54,397) and under the AbbVie Supplemental Pension Plan was $(945,535), in each case, which is excluded from this column in accordance with SEC rules since the aggregate is negative. The terms and assumptions related to the plan amounts are consistent with our NEOs as described in the “Executive Compensation” section of this proxy statement.

(5)	Charitable contributions made by AbbVie’s non-employee directors and Mr. Gonzalez are eligible for a matching contribution (up to $25,000 annually). For 2025 contributions, the AbbVie Foundation made charitable matching contributions on behalf of the following AbbVie directors: R. Alpern, $25,000; R. Austin, $25,000; W. Burnside, $25,000; J. Davis, $25,000; T. Falk, $25,000; T. Freyman, $25,000; B. Hart, $25,000; M. Meyer, $25,000; S. Quaggin, $7,663; E. Rapp, $25,000; R. Roberts, $25,000; G. Tilton, $25,000; F. Waddell, $25,000; and R. Gonzalez, $20,000.

2026 Proxy Statement     |         27

DIRECTOR COMPENSATION

This column also includes reimbursement for certain taxes related to spousal air and other travel, and Mr. Gonzalez’s post-retirement use of an AbbVie office and administrative assistant (see below), as follows: E. Rapp, $560; G. Tilton, $1,996; and R. Gonzalez, $116,884.

For Mr. Gonzalez, this column includes $1,022,959 attributable to earnings under the AbbVie Performance Incentive Plan grantor trust and $289,270 attributable to earnings under the AbbVie Supplemental Savings Plan grantor trust, in each case, net of the reportable interest previously included in the 2025 proxy statement. It also includes $784,615 in base salary he earned in 2025 through his retirement. The 2025 proxy statement details the decisions regarding his base salary as Executive Chairman, which was not adjusted through his retirement date. Mr. Gonzalez was not eligible for a 2025 bonus due to his retirement.

As Executive Chairman, Mr. Gonzalez was entitled to the same benefits as our NEOs, as described in the “Executive Compensation” section of this proxy statement. The amount in this column includes the following benefits: AbbVie contributions to the AbbVie Savings Plan and the AbbVie Supplemental Savings Plan, as applicable, in the amount of $39,231; the cost of providing a corporate automobile (less the amount reimbursed by Mr. Gonzalez) in the amount of $21,132; a financial planning services allowance in the amount of $10,000; and the cost of non-business-related air and other travel and services (less the amount reimbursed by Mr. Gonzalez) in the amount of $1,726. Mr. Gonzalez was also eligible to participate in the same executive disability benefit as our NEOs described in the “Executive Compensation – Potential Payments upon Termination or Change in Control” section of this proxy statement. Following his retirement as Executive Chairman, Mr. Gonzalez continued to have access to an AbbVie office and administrative assistant support for a period of transition. This is valued at approximately $178,426 from July 1, 2025 (the date of his retirement) to December 31, 2025.

(6)	Mr. Falk was appointed to the Board effective May 9, 2025.

(7)	Mr. Tilton retired from the Board effective July 1, 2025.

28         |     2026 Proxy Statement

SECURITIES OWNERSHIP

Securities Ownership of Executive Officers and Directors

The table below reflects the number of shares of AbbVie common stock beneficially owned as of March 6, 2026, by each director and director nominee, the Chief Executive Officer, the Chief Financial Officer, and the three other most highly paid executive officers (NEOs), and by all directors and executive officers of AbbVie as a group. It also reflects the number of restricted stock units held by non-employee directors under the AbbVie Amended and Restated 2013 Incentive Stock Program.

		Stock Options
	Shares	Exercisable
	Beneficially	within 60 days
Name	Owned (1)(2)(3)	of March 6, 2026
R. Michael	178,737	395,588
R. Alpern	35,646	0
R. Austin	38,458	0
W. Burnside	26,958	0
J. Davis	2,525	0
T. Falk	4,203	0
T. Freyman	134,633	0
B. Hart	19,472	0
M. Meyer	16,498	0
S. Quaggin	2,525	0
E. Rapp	44,846	0
R. Roberts	13,728	0
F. Waddell	28,958	0
S. Reents	38,777	150,720
A. Saleki-Gerhardt	204,373	307,041
J. Stewart	84,509	218,315
R. Thakkar	55,374	58,453
All directors and executive officers as a group(4)	1,020,964	1,339,372
(1)	The table includes shares held in the executive officers’ accounts in the AbbVie Savings Plan as follows: all executive officers as a group, 6,247. Each executive officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(2)	The table includes restricted stock units held by the non-employee directors. The directors’ units are payable in stock as described in footnote (2) to the Director Compensation table.

(3)	The table includes shared voting and/or investment power over shares as follows: A. Saleki-Gerhardt, 6,579; J. Stewart, 1,338; R. Thakkar, 2,998; T. Falk, 3,000; T. Freyman, 7,882; and all directors and executive officers as a group, 22,340.

(4)	The directors and executive officers as a group own less than one percent of the outstanding shares of AbbVie.

Securities Ownership of Principal Stockholders

The table below reports the number of shares of AbbVie common stock beneficially owned as of December 31, 2025, by each person known to AbbVie to own beneficially more than 5% of AbbVie’s outstanding common stock.

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SECURITIES OWNERSHIP

Name and Address of Beneficial Owner		Shares Beneficially Owned	Percent of Class*
The Vanguard Group	(1)	177,266,703	10.02%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	(2)	143,180,060	8.09
50 Hudson Yards
New York, NY 10001
*	Percent of class is calculated based on the shares of AbbVie common stock outstanding as of March 6, 2026.

(1)	Based solely on the Schedule 13G/A filed with the SEC on July 7, 2025, reporting beneficial ownership as of June 30, 2025, by The Vanguard Group, which has shared voting power with respect to 2,360,296 shares, sole dispositive power with respect to 168,246,961 shares and shared dispositive power with respect to 9,019,742 shares.

(2)	Based solely on the Schedule 13G/A filed with the SEC on January 25, 2024, reporting beneficial ownership as of December 31, 2023, by BlackRock, Inc., which has sole voting power with respect to 129,971,632 and sole dispositive power with respect to 143,180,060 of its shares.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the pay philosophy established for AbbVie's named executive officers (NEOs), the design of our compensation programs, the process used to examine performance in the context of executive pay decisions, and the performance goals and results for each NEO:

ROBERT A. MICHAEL Chairman of the Board and Chief Executive Officer	SCOTT T. REENTS Executive Vice President, Chief Financial Officer	JEFFREY R. STEWART Executive Vice President, Chief Commercial Officer	AZITA SALEKI-GERHARDT Executive Vice President, Chief Operations Officer	ROOPAL B. THAKKAR Executive Vice President, Research & Development and Chief Scientific Officer

Although we describe our programs in the context of the NEOs, it is important to note that our programs generally have broad eligibility and therefore in most cases apply to employee populations outside the NEO group as well.

The content of this section is organized according to the following.

EXECUTIVE SUMMARY	32	COMPENSATION PLAN ELEMENTS	39
Compensation Philosophy	32	Base Salary	39
Business Performance Highlights	33	Short-Term Incentives and 2025 Results	39
Stockholder Engagement	35	Long-Term Incentives and 2025 Results	43
Compensation Program Governance Summary	36	Benefits	45
Components of our Executive Compensation Program	37	Employment Agreements	46
		Change in Control Agreements	46
		Excise Tax Gross-Ups	47

EXECUTIVE COMPENSATION PROCESS	37	OTHER MATTERS	47
Commitment to Performance-Based Awards	37	Stock Ownership Guidelines	47
Committee Process for Setting Total Compensation	38	Clawback Policy	47
Compensation Benchmarking	38	Anti-Hedging and Anti-Pledging Policies	47
Role of the Compensation Consultant	38	Insider Trading Policy	48
Compensation Risk Oversight	39

2026 Proxy Statement     |         31

EXECUTIVE COMPENSATION

Executive Summary

COMPENSATION PHILOSOPHY

We believe that a well-designed compensation program should:

1	Align executive interests with the drivers of stockholder returns and profitable growth	2	Support achievement of the company’s primary business goals to have a remarkable impact on patients’ lives	3	Attract and retain world-class executives whose talents and contributions sustain the growth in long-term stockholder value

WHAT WE DO	WHAT WE DO NOT DO

✓

We balance short- and long-term strategic objectives and directly link compensation to stockholder value.

✓

We tie more than three-fourths of our NEO compensation to performance.

✓

We are committed to pay equity and we regularly review pay to ensure our pay is fair and equitable.

✓

We have broad discretion to clawback incentive awards in the event of a material breach of the AbbVie Code of Business Conduct, as well as a robust mandatory clawback policy covering excess compensation in the event of a restatement.

✓

We engage annually with a large portion of our stockholders to gather feedback on our policies and practices.

✓

We have robust stock ownership guidelines and prohibit the selling of shares unless ownership guidelines have been met.

X

We do not have employment agreements with any of our NEOs.

X

We do not provide tax gross-ups on NEO compensation or excise tax gross-ups on severance or other payments in connection with a change in control.

X

NEOs are prohibited from entering or engaging in the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of AbbVie equity securities they hold.

X

We do not include pay design features that may have the potential to encourage excessive risk-taking.

X

We do not pay dividends on unearned performance awards.

X

We do not have single trigger change in control equity vesting or other benefits.

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EXECUTIVE COMPENSATION

BUSINESS PERFORMANCE HIGHLIGHTS

Advanced our strategy through outstanding operational execution and investments in innovation during 2025

Total Net Revenues	Growth Platform Net Revenues	Operating Cash Flow
$61.2BN	$56.6BN	$19.0BN
+8.5% operational growth compared to 2024*	+19.6% compared to 2024**	in 2025

Blockbuster Products	Adjusted R&D Investment	Development Pipeline
12	$13.8BN	~90
assets with 2025 net revenues > $1.0BN	a substantial increase compared to 2024*	active clinical and device programs***

The measures set forth in this table were calculated as of 12/31/2025.

*

Reflects a non-GAAP measure and is adjusted for certain items, which are reconciled in Appendix B. Operational growth is presented at constant currency rates that reflect comparative local currency net revenues at the prior year’s foreign exchange rates.

**	Growth Platform reflects total net revenues less Humira net revenues.
***	Compounds, devices or indications in development individually or under collaboration or license agreements.

Strong operational execution

●	Total net revenues of $61.2 billion, driven by strong performance from our Growth Platform, exceeded their previous peak in just the second full year following the U.S. Humira loss of exclusivity (LOE).
o	Key asset performance drove Growth Platform net revenues of $56.6 billion, an increase of 19.6% compared to 2024.
o	AbbVie’s Growth Platform comprised 93% of total net revenues in 2025, with at least double-digit sales growth for nine key assets, including growth of nearly 50% for Skyrizi and 40% for Rinvoq.
●	Reported diluted EPS of $2.36 on a GAAP basis and adjusted diluted EPS of $10.00. See Appendix B for the reconciliation.
●	Generated operating cash flow of $19.0 billion.

Advancing new medicines and strengthening our innovative R&D pipeline

●	Achieved several significant regulatory approvals, including Rinvoq for the treatment of adults with giant cell arteritis (GCA); Epkinly in combination with rituximab and lenalidomide for the second line treatment of adults with follicular lymphoma (FL); and Emrelis for adults with previously treated advanced non-small cell lung cancer (NSCLC).
●	Submitted regulatory applications in key development programs, including tavapadon for the treatment of Parkinson’s disease (PD); trenibotulinumtoxinE for the treatment of moderate to severe glabellar lines; pivekimab sunirine for the treatment of blastic plasmacytoid dendritic cell neoplasm (BPDCN); and Aquipta for the acute treatment of adults with migraine across Europe.
●	Generated positive late-stage data across key assets, including Rinvoq in adult and adolescent patients with severe alopecia areata (AA); Rinvoq in adult and adolescent patients with non-segmental vitiligo (NSV); and Qulipta compared to topiramate for the preventive treatment of migraine in adult patients.
●	Strengthened our pipeline with business development, including execution of approximately fifteen collaborations, licensing agreements, or other asset acquisitions. These transactions, combined with the company’s commitment to invest in research and development, position AbbVie for continued long-term success.

2026 Proxy Statement     |         33

EXECUTIVE COMPENSATION

Significant long-term value creation

Market Capitalization	Quarterly Dividend	Total Stockholder Return
+$309BN	+204%	+485%
10-year increase, adding significant stockholder value	raised to $1.73 per share from $0.57 per share over the last decade	over the last decade

The measures set forth in this table were calculated as of 12/31/2025 versus 12/31/2015. The quarterly dividend increase is calculated on a declared basis.

Total stockholder return (TSR)

AbbVie has a track record of robust total stockholder returns, with strong performance relative to peers. Over the last decade, AbbVie’s TSR surpasses the cumulative total returns of the Standard & Poor’s 500 Index and the NYSE Arca Pharmaceutical Index, as shown in the chart below.

1-Year	3-Year	5-Year	10-Year
+33%	+58%	+159%	+485%

AbbVie’s Relative TSR Performance
Versus Peer Group (Multi-Year)	Versus Select Indices (10-Year)
2025

6th place out of 10

3 Years

4th place out of 10

5 Years

2nd place out of 10

10 Years

2nd place out of 10

AbbVie’s peer group above includes: Amgen, Inc; Bristol-Myers Squibb Company; Eli Lilly and Company; Gilead Sciences, Inc.; GlaxoSmithKline plc; Johnson & Johnson; Merck & Company, Inc; Novartis AG; and Pfizer Inc. TSR measured as of 12/31/25.

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EXECUTIVE COMPENSATION

TOTAL STOCKHOLDER RETURN (TSR)

Over the last decade, AbbVie has delivered a total stockholder return of 485%, which places AbbVie in the top tier of its Health Care Peers and surpasses the cumulative total returns of the Standard & Poor’s 500 Index and the NYSE Arca Pharmaceutical Index. The following graph covers the period from December 31, 2015 through December 31, 2025. This graph assumes $100 was invested in AbbVie common stock and each index on December 31, 2015 and also assumes the reinvestment of dividends. The stock price performance in the following graph is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Stockholder Return – Last Ten Years

STOCKHOLDER ENGAGEMENT

2025 Say on Pay Results

At our 2025 Annual Meeting, the say on pay proposal received support from 93.1% of our stockholders. The Board and compensation committee are encouraged by the continued, consistent stockholder support for our executive compensation program.

93.1% Say on Pay Results

AbbVie is committed to regular, ongoing engagement with stockholders to ensure that we continue to understand stockholder feedback about our compensation program and incorporate that feedback into the compensation decision-making process. To that end, in 2025 AbbVie reached out to stockholders representing over 45% of the company’s outstanding shares.

In these discussions, the aggregate feedback acknowledged the alignment of our executives’ pay with AbbVie’s performance and expressed support for our compensation program, consistent with the level of stockholder support for our say on pay proposals since inception. The feedback informs the compensation committee’s continuous assessment of the program design and ongoing discussions with stockholders, which contribute to the evolution of the programs.

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EXECUTIVE COMPENSATION

COMPENSATION PROGRAM GOVERNANCE SUMMARY

In addition to strong alignment of pay with the performance of the company and our NEOs, we maintain and are committed to good governance practices, including the following:

● ● ●
Good Governance Practices
Balanced Incentive Plan Design
✓
Annual incentive plan includes financial, operational, and strategic metrics to assess performance
✓
Annual incentive payout matrix used to define and cap the range for the committee’s determinations (at or below the plan maximum of 200% of target)
✓
Long-term incentive design emphasizing multiple, relative performance metrics and multi-year performance periods
✓
No duplication of performance metrics in short- and long-term incentives

Pay Equity and Sustainability	✓ Commitment to pay equity and regular review of pay to ensure pay is fair and equitable ✓ Incorporation of ESG into the strategic/leadership goals within the annual incentive plan
Strong Governance Practices
✓
Mandatory clawback of excess compensation in the event of a restatement, plus broad discretion to clawback compensation in the event of a material breach of the AbbVie Code of Business Conduct
✓
Anti-hedging and anti-pledging policies
✓
Annual comprehensive compensation program risk review
✓
Independent compensation consultant that performs no other work for the company

Pay for Performance and Stockholder Alignment	✓ Short- and long-term incentive programs closely align with performance ✓ Majority of NEO compensation tied to long-term performance ✓ Proactive stockholder engagement process
Robust Stock Ownership Requirements	✓ 6x salary for the CEO and 3x salary for NEOs ✓ 5x annual fees for non-employee directors ✓ NEOs must hold and not sell equity until the minimum stock ownership requirement is satisfied
Responsible Pay Practices
✓
No single trigger vesting of equity or other benefits in the event of a change in control
✓
No repricing of stock options without express stockholder approval
✓
No tax gross-ups in executive compensation program
✓
No employment contracts
✓
No guaranteed short-term incentives or equity awards
✓
No dividends paid on unearned performance awards

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EXECUTIVE COMPENSATION

Components of our Executive Compensation Program

The compensation committee of the Board oversees our executive compensation program, which includes several compensation elements that have each been tailored to incentivize and reward specific aspects of company performance the Board believes are central to delivering long-term stockholder value. Key components of our annual compensation program are listed below.

Base Salary

Designed to be competitive with market and industry norms, and to reflect individual performance

Individual salaries are established relative to market median based on each NEO’s individual performance, skills, and experience, and internal equity, as well as the company’s annual operating budget

Short-Term
Incentives

Performance Incentive Plan (PIP)

Based on non-GAAP performance measures such as:

— Platform revenue

— Income before taxes

— Operating margin

— Return on assets

— Strategic and leadership goals

Long-Term Incentives 80% Performance shares and performance-vested restricted stock units 20% Non-qualified stock options	Our Compensation Philosophy
Align executive interests with the drivers of stockholder returns and profitable growth
Support achievement of the company’s primary business goals to have a remarkable impact on patients’ lives
Attract and retain world-class executives whose talents and contributions sustain the growth in long-term stockholder value

The compensation committee is dedicated to ensuring that a substantial portion of executive compensation is “at-risk” and variable. Generally, more than three-fourths of our NEOs’ total direct compensation is variable and directly affected by both the company’s and the NEO’s performance, as indicated below.

Executive Compensation Process

COMMITMENT TO PERFORMANCE-BASED AWARDS

As discussed above, the majority of AbbVie’s NEO pay is performance-based. Specific goals and targets are the foundation of our pay-for-performance process. The committee believes the use of non-GAAP metrics to measure company performance for incentive plan purposes is appropriate. The use of certain non-GAAP metrics aligns NEOs to performance objectives that are commonly used to evaluate the performance of the company, provide accountability, and avoid inappropriate windfalls or penalties due to factors outside of their control. Importantly, both the targets and the financial performance results are presented on a consistent non-GAAP basis.

2026 Proxy Statement     |         37

EXECUTIVE COMPENSATION

Though quantitative metrics such as financial and operational results are a central part of our performance assessment, some goals such as leadership and progress against strategic and long-term objectives are difficult to measure using numeric or formulaic criteria. As such, the compensation committee also conducts a qualitative assessment of individual performance to ensure the overall assessment of performance and pay decisions are aligned with the company’s true performance over a period of time. A discussion of the decision-making criteria for each pay component is below in the section captioned “Compensation Plan Elements.”

COMMITTEE PROCESS FOR SETTING TOTAL COMPENSATION

Each February, the committee, with the assistance of its independent compensation consultant and AbbVie’s management team, determines pay levels for NEOs. The process starts with a consideration of compensation levels and the mix of compensation for comparable executives at companies in AbbVie’s Health Care Peer Group, which are listed below in the section captioned “Compensation Benchmarking.” After this benchmark review, the committee establishes NEO compensation—base salary adjustments, annual incentive awards, and long-term incentive awards—relative to the peer median in each instance. Awards can be differentiated from the peer compensation levels based on company performance, each NEO’s individual performance, leadership, and contributions to AbbVie’s business and strategic performance.

COMPENSATION BENCHMARKING

To provide the appropriate context for executive pay decisions, the committee, in consultation with its independent compensation consultant, assesses the compensation practices and pay levels of AbbVie’s Health Care Peer Group. The committee chooses to focus on the Health Care Peer Group because its constituents share important characteristics with AbbVie, particularly the global emphasis on research-based pharmaceuticals and biopharmaceutical therapies and the regulatory environment within which they operate. Members of the Health Care Peer Group are AbbVie’s primary competitors for executive talent and are companies the committee believes chiefly represent our competitive market:

Health Care Peer Group
Amgen, Inc.
Bristol-Myers Squibb Company
Eli Lilly and Company
Gilead Sciences, Inc.
GlaxoSmithKline plc
Johnson & Johnson
Merck & Company, Inc.
Novartis AG
Pfizer Inc.

ROLE OF THE COMPENSATION CONSULTANT

The compensation committee has engaged Semler Brossy as its independent compensation consultant. The committee’s independent consultant reports directly to the chair of the committee. The consultant meets regularly, and as needed, with the committee in executive sessions, has direct access to the chair during and between meetings, and performs no other services for AbbVie or its senior executives. In partnership with the consultant, the committee determines what variables it will consider, which include: peer groups against which performance and pay should be examined, metrics to be used to assess AbbVie’s performance, competitive incentive practices in the marketplace, and compensation levels relative to market benchmarks.

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EXECUTIVE COMPENSATION

COMPENSATION RISK OVERSIGHT

The company has established, and the compensation committee endorses, several controls to address and mitigate compensation-related risk, such as employing a diverse set of performance metrics, maintaining robust stock ownership guidelines for its executives and non-employee directors, and retaining broad discretion to recover incentive awards in the event of misconduct that would constitute a material breach of the AbbVie Code of Business Conduct. The company’s clawback policy also requires recoupment of excess compensation in the event earnings are subsequently restated. The committee, in collaboration with its independent compensation consultant, identified no material risks in AbbVie’s compensation programs in 2025.

When considering compensation-related risk, the committee is aware of certain risks associated with drug pricing decisions. The committee weighs these, as well as other risks material to the company, when designing AbbVie’s compensation programs. In addition, the committee, comprised entirely of independent directors, has discretion to adjust incentive payments, if needed, including to reflect decisions executives make that may impact AbbVie’s reputation and long-term sustainability.

Compensation Plan Elements

Three primary components make up AbbVie’s executive pay program: (1) base salary, (2) short-term incentives and (3) long-term incentives. The structure of each component is tailored to serve a specific function and purpose.

BASE SALARY

The compensation committee sets appropriate levels of base salary to ensure that AbbVie can attract and retain a leadership team that will continue to meet our commitments to customers and patients and sustain long-term profitable growth for our stockholders. Generally, the committee considers the median of the Health Care Peer Group as an initial benchmark, but also references additional information as needed. Specific pay rates are then established for each NEO relative to their market benchmark based on the NEO’s performance, experience, unique skills, internal equity with others at AbbVie, and the company’s operating budget.

SHORT-TERM INCENTIVES AND 2025 RESULTS

Annual cash incentives are paid to NEOs through AbbVie’s Performance Incentive Plan (PIP), which rewards executives for achieving key financial and non-financial goals measured at the company and individual levels. AbbVie’s PIP structure is designed to align NEOs’ interests directly with AbbVie’s annual operating strategies to advance our mission, financial goals, and leadership behaviors. In doing so, it provides a direct link between the NEOs’ short-term incentives and the company’s and the NEOs’ annual performance results through measurable financial and operational performance followed by qualitative assessments of clearly defined strategic progress and leadership behaviors.

Determining actual incentive amounts is a multi-step process. An initial performance score is calculated for each NEO based on performance against weighted financial and strategic/leadership goals. This performance score results in a preliminary award amount of up to 100% of target only. Final awards are determined by the compensation committee based on a qualitative assessment of holistic performance and within the cap established from a payout matrix.

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EXECUTIVE COMPENSATION

Illustration of 2025 Incentive Calculation

Target Award	x	Performance Score	=	Preliminary Award	→	Final Committee Decision	=	Final Award

Plan Governance:				Maximum 100% of Target per plan design		2025 Performance results: Capped at plan maximum of 200% of Target per payout matrix

The short-term incentive goals and their respective weightings are summarized in the chart below. The specific goals and weightings for each NEO are established at the start of each performance year based on the NEO’s role and anticipated contributions to the company’s annual objectives.

		Financial Goals			Strategic and Leadership Goals
			Platform Revenue,
		Income	Operating Margin,
		Before	and Return on		R&D/	Business
		Taxes	Assets(1)		Innovation	Development	ESG	Other
Robert A. Michael		20%	60%			10%	10%
Scott T. Reents		20%	60%		 	 	10%	10%
Jeffrey R. Stewart		20%	50%				10%	20%
Azita Saleki-Gerhardt		20%	10%		10%		10%	50%
Roopal B. Thakkar		10%	10%		50%	20%	10%
(1)	Financial goals are equally weighted.

Short-Term Incentive Financial Goals

The committee reviews and ensures all financial goals are appropriately rigorous and consistent with driving top-tier performance for the sector in both the short and long term. The performance targets for each goal are calibrated to a range of potential outcomes, with above target payouts for strong performance and below target payouts (including no payout) for below target performance. Targets are based on expected business, market and regulatory conditions, including expectations for our pipeline.

				2025 Target vs.			2025 Actual vs.
Goal(1)	2024 Actual		2025 Target	2024 Actual	2025 Actual		2025 Target
A. Platform Revenue(2)	$47.3 BN	(2)	$53.7 BN	114%	$56.3 BN	(2)	105%
B. Non-GAAP Income Before Taxes	$24.6 BN	(3)	$25.7 BN	104%	$26.9 BN	(3)	105%
C. Adjusted Return on Assets(4)	22.2	% (4)	24.0%	108%	24.8	% (4)	103%
D. Non‑GAAP Operating Margin	$26.2 BN	(3)	$27.9 BN	106%	$29.0 BN	(3)	104%
(1)	Results achieved reflect certain specified items, which are reconciled in Appendix B.
(2)	Platform Revenue is a non-GAAP metric comprised of net revenues less Humira net revenues and adjusted for foreign exchange, as described in Appendix B. The committee retained for 2025 the use of Platform Revenue, first introduced as a performance metric within the PIP in 2022, to reinforce management’s focus on growth opportunities to offset anticipated revenue decline associated with U.S. Humira loss of exclusivity (LOE). The Platform Revenue target and result are adjusted for foreign exchange because it is unpredictable at the time the target is set.

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(3)	Evaluated on a constant currency basis.
(4)	Adjusted Return on Assets is a non-GAAP metric which is equal to the quotient of (i) adjusted net earnings, as described in Appendix B, plus interest expense (as reported), net of tax, divided by (ii) average adjusted net assets. Average adjusted net assets is equal to the average of the following over the 2024 and 2025 fiscal years: total assets, less total current liabilities, plus short-term borrowings and the current portion of long-term debt and finance lease obligations, in each case, as reported on the company’s balance sheet.

Assessments of performance against financial results consider the effect of foreign exchange and other specified adjustments and/or unusual or unpredictable events, and the appropriateness of these adjustments is reviewed annually by the committee. In 2025, specified adjustments included intangible asset amortization, intangible asset impairment, acquisition and integration-related costs, IPR&D and milestones expense, change in fair value of contingent consideration, and other items, as described in Appendix B.

Short-Term Incentive Strategic and Leadership Goals

Each NEO achieved or exceeded their 2025 strategic and leadership goals, which are listed below:

●	Robert A. Michael: Execute key strategic initiatives to drive sustainable long-term business performance; deliver value to our stockholders; build investor confidence and credibility; successfully advance mid- and late-stage pipeline assets; continue to drive employee engagement and motivation around AbbVie’s mission and future prospects; advance our transformation to a biopharmaceutical culture; and achieve proprietary pharmaceutical pipeline enhancement objectives.
●	Scott T. Reents: Drive enterprise finance strategic initiatives and transformation on key financial processes; ensure execution and provide oversight of company financial goals; and achieve transaction integration objectives.
●	Jeffrey R. Stewart: Achieve key product milestones; drive patient access for all therapies across the different franchises; and successfully adapt and execute market strategies relative to external considerations.
●	Azita Saleki-Gerhardt: Successfully drive operations optimization and milestones through AI and advanced technology; execute on objectives including product launches and financial goals; achieve integration objectives from manufacturing investment; and support research and development initiatives per company strategy.
●	Roopal B. Thakkar: Advance innovative therapies by achieving key research and development milestones per company strategy; continue to progress and achieve proprietary pipeline enhancement objectives; and ensure timely regulatory submissions for key compounds and indications.

In 2025, our NEOs continued to take a formal goal aligned to protecting AbbVie’s reputation and supporting business sustainability across a range of environmental, social, and governance (ESG) topics aligned to our long-term company strategy. The ESG goal was weighted 10% within the short-term incentive program for each NEO. AbbVie’s senior executives have different areas of focus when it comes to driving the company’s ESG framework. Example achievements under the ESG goal category in 2025 by AbbVie’s senior executives included:

●	Successfully executed mandatory reporting preparedness, establishing cross-enterprise governance to ensure readiness.
●	AbbVie’s three-year ESG Strategy was approved by our cross-enterprise ESG Council.
●	Improved ESG-related rankings by third parties, including MSCI and Sustainalytics.

As part of this ESG goal category, all senior leaders, including the NEOs, continued to take a goal aligned to furthering AbbVie’s commitment to embracing diversity and inclusion, one of the five foundational AbbVie Principles. We believe that innovation comes from people with differing perspectives working together on inclusive teams. The diversity we seek is broad and includes many unique life experiences and factors. We are proud of our ability to hire and promote based on merit and qualification while still fostering an inclusive workplace where all employees can perform and thrive.

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Our strategies include specific priority areas to ensure AbbVie fosters a culture that is inclusive and innovative – in service of our people, patients, and business. 2025 progress on this strategy includes:

●	Fostering an inclusive workplace. Our ongoing work amplifies culture with inclusion and belonging for all. As a world-class employer, we continue to support the development of our leaders, employees and teams, providing all with the opportunity to grow and succeed, and we cast a wide net to attract the most qualified talent. In 2025, we continued to progress accessibility for current and future employees – with the launch of a cross-functional, multi-year strategy and taskforce.
●	Building inclusive leadership. We designed and delivered offerings to build inclusive leadership for all people leaders, while also creating the space for dialogue around inclusive team dynamics. In 2025, we introduced Collective Uniqueness, an opt-in global program dedicated to strengthening teams with inclusion for all, with 6,500 people leaders and their teams participating.
●	Strengthening community, well-being and belonging. We continue to support our global Employee Resource Groups, which are open to all employees and reflect our belief that inclusion benefits everyone and drives high performance.

Annual Incentive Payout Matrix

A formal payout matrix based on Platform Revenue and Non-GAAP Income Before Taxes guides the committee by capping the range of final awards at or below the plan maximum of 200% of target. The matrix is used to ensure alignment between PIP payout outcomes and company financial performance.

For 2025, actual Platform Revenue performance was 105% compared to target, and actual Non-GAAP Income Before Taxes was also 105% compared to target.

Annual Incentive				2025 Target vs.			2025 Actual vs.
Payout Matrix(1)	2024 Actual		2025 Target	2024 Actual	2025 Actual		2025 Target
Platform Revenue(2)	$47.3 BN	(2)	$53.7 BN	114%	$56.3 BN	(2)	105%
Non-GAAP Income Before Taxes	$24.6 BN	(3)	$25.7 BN	104%	$26.9 BN	(3)	105%
		2025 Payout			Capped at plan maximum -
		Matrix Result			200% of target
(1)	Results achieved reflect certain specified items, which are reconciled in Appendix B.
(2)	Platform Revenue is a non-GAAP metric comprised of net revenues less Humira net revenues and adjusted for foreign exchange, as outlined in Appendix B. The committee retained for 2025 the use of Platform Revenue, first introduced as a performance metric within the PIP in 2022, to reinforce management’s focus on growth opportunities to offset anticipated revenue decline associated with U.S. Humira loss of exclusivity (LOE). The Platform Revenue target and result are adjusted for foreign exchange because it is unpredictable at the time the target is set.
(3)	Evaluated on a constant currency basis.

The results for each of our NEOs are shown below.

		Target Award
Executive		$ Value		% of Salary	$ Actual Award Paid
Robert A. Michael		2,805,000		165%	5,200,000
Scott T. Reents		1,359,600		120%	2,350,000
Jeffrey R. Stewart		1,591,350		120%	2,950,000
Azita Saleki-Gerhardt		1,273,080		120%	2,200,000
Roopal B. Thakkar		1,320,000		110%	2,350,000

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LONG-TERM INCENTIVES AND 2025 RESULTS

The executive long-term incentive (“LTI”) program design aligns AbbVie’s LTI compensation with key operational and financial initiatives, including sustained adjusted diluted EPS growth and generation of superior investment returns relative to peers. In 2025, NEOs received annual LTI awards with the following characteristics:

Long-Term Incentive Program

Award Type	Metric	Performance Period
40% Performance Shares	Adjusted Diluted EPS, 3‑Year Relative TSR Modifier	3 Years
40% Performance‑Vested Restricted Stock Units	Relative Return on Invested Capital	3 Years
20% Non‑Qualified Stock Options	Stock Price Appreciation	10‑year term
●	Performance Shares (40% of total LTI award)—These awards have the potential to vest at 0% to 250% of target after a three-year performance period and are earned based on company performance in adjusted diluted earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends on performance shares accrue during the performance period and are paid at vesting only to the extent that shares are earned.
●	Performance-Vested Restricted Stock Units (40% of total LTI award)—These awards have the potential to vest at 0% to 200% of target in one-third increments during a three-year performance period and are earned based on AbbVie’s return on invested capital (ROIC) relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned.
●	Non-Qualified Stock Options (20% of total LTI award)—These awards have the potential to vest in one-third increments on each of the first three annual anniversaries of the grant date, subject to continued employment with the company. The option exercise price is set at or above fair market value on the grant date. To the extent that the options vest, the award expires ten years after the grant date.

Performance Share and Performance-Vested Restricted Stock Unit Targets and Results

Performance targets and results associated with the 2025 awards of performance shares and 2023-2025 awards of performance-vested restricted stock units are shown below. Relative TSR results for the performance shares are in progress; these results and their impact on final payout will be disclosed following the completion of the three-year performance period.

Performance Objective and Impact on Payout	Threshold	Target	Maximum	Result	Impact on Payout
Performance Shares
2025 Adjusted Diluted EPS(1,3)	$9.41	$9.46	$9.66	$10.00	200%
EPS Impact on Payout	50%	100%	200%
2025-2027 Relative TSR	Relative TSR is measured over a 3-year performance period and used as a modifier
Performance-Vested Restricted Stock Units
2025 Relative ROIC(2, 3) (2025 Award)	40th - 50th percentile	50th - 65th percentile	>85th percentile	95th percentile	200%
2025 Relative ROIC(2, 3) (2024 Award)	40th - 50th percentile	50th - 65th percentile	>85th percentile	95th percentile	200%
2025 Relative ROIC(2, 3) (2023 Award)	40th - 50th percentile	50th - 65th percentile	>85th percentile	95th percentile	200%
ROIC Impact on Payout	50%	100%	200%

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(1)	Adjusted diluted earnings per share is a non-GAAP measure that represents diluted earnings per share adjusted to exclude certain specified items, as described in Appendix B.
(2)	ROIC is a non-GAAP measure equal to the quotient of (i) adjusted net earnings, as outlined in Appendix B, divided by (ii) average invested capital. Average invested capital is equal to the average of the following over fiscal years 2024 and 2025: total stockholders’ equity, plus long-term debt (which excludes any long-term lease obligations included as long-term debt on the company’s balance sheet).
(3)	Due to the uncertainty associated with the timing of acquired IPR&D and milestones expense, the financial goals established to evaluate management performance for purposes of incentive compensation exclude the impact of these payments. However, the performance goals shown in this table have been adjusted to account for acquired IPR&D and milestones expense in 2025 and the results include the unfavorable impact of those expenses.

AbbVie granted performance shares in 2023 that were subject to a three-year performance cycle that ended December 31, 2025. The table below shows the performance targets and actual results.

Performance Objective & Payout Modification	Threshold	Target	Maximum	Actual
Relative TSR	15 pts below index	Equal to index performance	15 pts above index	30.7 pts above index
Payout Modification	-25%	0%	+25%	+25% Modification

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

AbbVie’s policy with respect to its annual equity award for all eligible employees, including the NEOs, is to grant the award and set the grant price, which is used to calculate the number of shares covered by awards and establish the exercise price for stock options, at the compensation committee’s regularly scheduled February meeting each year.

These meeting dates generally are the third Thursday of February and are scheduled two years in advance. The grant price is the average of the high and low trading prices of a common share on the date of the grant (rounded up to the next even penny). The grant price for the 2025 annual grant was $192.86. The high, low and closing prices of an AbbVie common share on the grant date (February 13, 2025) were $194.28, $191.43, and $193.45 respectively. All LTI awards are subject to a minimum vesting period of 12 months.

The company does not schedule its equity grants in anticipation of the release of material, non-public information (“MNPI”) or time the release of MNPI based on equity grant dates. The following table presents information regarding option awards granted to our NEOs in the fiscal year ended December 31, 2025, during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC.

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					Percentage
					change in the
					closing market
					price of the
					securities
					underlying the
					award between
					the trading day
					ending
					immediately
					prior to the
					disclosure of
					material
					nonpublic
					information and
					the trading day
					beginning
					immediately
					following the
		Number of	Exercise		disclosure of
		securities	price of the	Grant date fair	material
		underlying the	award	value of the	nonpublic
Name	Grant date	award	($/Share)	award	Information[1]
Robert A. Michael	2/13/2025	83,333	$192.86	$ 3,199,154	1.45%
Scott T. Reents	2/13/2025	27,343	$192.86	$ 1,049,698	1.45%
Jeffrey R. Stewart	2/13/2025	33,854	$192.86	$ 1,299,655	1.45%
Azita Saleki-Gerhardt	2/13/2025	25,000	$192.86	$ 959,750	1.45%
Roopal B. Thakkar	2/13/2025	25,000	$192.86	$ 959,750	1.45%
(1)	On February 14, 2025, the company reported its financial results for the fiscal year ended December 31, 2024 on Form 10-K.

BENEFITS

Benefits are an important part of retention and capital preservation for all employees, helping to protect against the impact of unexpected catastrophic loss of health and/or earnings potential, as well as providing a means to save and accumulate for retirement or other post-employment needs.

Each of the benefits described below supports the company’s objective of providing a market competitive total rewards program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that all benefits and pay components, in aggregate, are designed to be competitive.

Retirement Benefits

The NEOs and other eligible U.S. employees participate in the AbbVie Pension Plan, the company’s principal qualified defined benefit plan. NEOs and certain other employees also participate in the AbbVie Supplemental Pension Plan. These plans are described in greater detail in the section of this proxy statement captioned “Pension Benefits.”

The Supplemental Pension Plan is a non-qualified defined benefit plan that cannot be secured in a manner similar to a qualified plan, for which assets are held in trust, so eligible executives, including eligible NEOs, receive an annual cash payment equal to the increase in the present value of their Supplemental Pension Plan benefit. Eligible NEOs have the option of depositing the annual payment into an individually established grantor trust, net of maximum tax withholdings. Deposited amounts may be credited with the difference between the eligible NEO’s actual annual trust earnings and the rate used to calculate trust funding (currently 8 percent). Amounts deposited in the individual trusts are not tax-deferred and the NEOs personally pay the taxes on those amounts without gross-ups.

The manner in which the grantor trust assets are to be distributed to an eligible NEO upon retirement from the company generally follows the distribution method elected by the NEO under the AbbVie Pension Plan. If an

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eligible NEO (or the NEO’s surviving spouse, depending on the pension distribution method elected by the NEO under the AbbVie Pension Plan) lives beyond the actuarial life expectancy age used to determine the Supplemental Pension Plan benefit, and therefore exhausts the trust balance, the Supplemental Pension Plan benefit is paid to the NEO (or their surviving spouse) by AbbVie.

Savings Plans

The NEOs and other eligible U.S. employees are permitted to defer a portion of their annual base salary under the AbbVie Savings Plan, the company’s principal qualified defined contribution plan, up to the IRS contribution limits. Eligible executives, including the NEOs, also may defer up to 18 percent of their base salary, less contributions to the AbbVie Savings Plan, to the AbbVie Supplemental Savings Plan, which is a non-qualified defined contribution plan. Eligible executives may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually established grantor trusts, net of maximum tax withholdings. These amounts are credited annually with earnings. Amounts deposited in the individual trusts are not tax-deferred and the NEOs personally pay the taxes on those amounts without gross-ups.

Eligible NEOs elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the company. These arrangements are described in greater detail in this proxy statement beginning with the section captioned “Summary Compensation Table.”

Financial Planning

NEOs are paid an annual stipend of $10,000 for estate planning advice, tax preparation and general financial planning fees. The stipend is income to the NEO, who is responsible for payment of all resulting taxes without gross-ups.

Company-Provided Transportation

NEOs are eligible for transportation perquisites that are designed to improve the effectiveness and efficiency of their work, including the use of a company-leased vehicle and access to company-provided air travel, as appropriate. In some circumstances, these benefits may be used for personal travel, which would then be considered part of the NEO’s total compensation and treated as taxable income to them under applicable tax laws. The NEOs pay the taxes on such income without gross-ups.

Disability Benefits

In addition to AbbVie’s standard disability benefits, NEOs are eligible for a monthly long-term disability benefit, which is described in the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

EMPLOYMENT AGREEMENTS

AbbVie does not have employment agreements with any of its NEOs.

CHANGE IN CONTROL AGREEMENTS

AbbVie has entered into change in control agreements with its NEOs to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the company, and to protect the earned benefits of the NEOs against potential adverse changes resulting from a change in control.

The change in control agreements contain a double-trigger feature, meaning that if the NEO’s employment is terminated other than for cause or permanent disability, or if the NEO elects to terminate employment for good reason, within two years following a change in control, they are entitled to receive certain pay and benefits as described in the section of this proxy statement captioned “Potential Payments upon Termination or Change in Control.”

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EXCISE TAX GROSS-UPS

AbbVie does not provide excise tax gross-ups on NEO severance or other payments in connection with a change in control.

Other Matters

STOCK OWNERSHIP GUIDELINES

AbbVie’s stock ownership guidelines are designed to further promote sustained stockholder return and to ensure the company’s senior executives, including NEOs, remain focused on both short- and long-term objectives. Each senior executive has five years from the date of election or appointment to their position to achieve the ownership level associated with their position. Senior executives are not allowed to sell stock, except for tax withholding at vesting or exercise, if they do not satisfy the minimum stock ownership requirement. The minimum stock ownership guidelines for the CEO and other NEOs are as follows:

Executive		Stock Ownership Requirement		Requirement Met?
Robert A. Michael		6x Base Salary		Yes
Scott T. Reents		3x Base Salary		Yes
Jeffrey R. Stewart		3x Base Salary		Yes
Azita Saleki-Gerhardt		3x Base Salary		Yes
Roopal B. Thakkar		3x Base Salary		Yes

In addition, AbbVie’s non-employee directors are required to own AbbVie stock valued at five times (5x) the annual fee for service as a director under the AbbVie Non-Employee Directors’ Fee Plan within five years of joining the Board or as soon as practicable thereafter.

CLAWBACK POLICY

The committee does not anticipate there would ever be circumstances where a restatement of earnings upon which any incentive plan award decisions were based would occur or circumstances where an executive officer engages in misconduct that would constitute a material breach of the AbbVie Code of Business Conduct. Nevertheless, the committee, in evaluating such circumstances, has broad discretion to take all actions necessary to protect the interests of stockholders, up to and including actions to recover incentive awards. This includes a mandatory clawback of excess compensation in the event of a restatement, consistent with SEC rules, as well as broad authority to clawback compensation in the event of a material breach of the AbbVie Code of Business Conduct. For more details, AbbVie’s Code of Business Conduct is available in the corporate governance section of AbbVie’s investor relations website at www.abbvieinvestor.com.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

AbbVie has a formal policy that prohibits directors and officers subject to Section 16 of the Exchange Act, including the NEOs, from entering into or engaging in the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of AbbVie equity securities they hold. AbbVie also has a formal policy that prohibits directors and officers subject to Section 16 of the Exchange Act, including the NEOs, from pledging AbbVie common stock as collateral for a loan.

In addition, the AbbVie Amended and Restated 2013 Incentive Stock Program provides that no long-term incentive award may be assigned, alienated, sold or transferred other than by will or by the laws of descent and distribution or as permitted by the compensation committee for estate planning purposes, and no award and no right under any award may be pledged, alienated, attached or otherwise encumbered. All members of senior management, including the NEOs, and certain other employees are required to clear any transaction involving company stock with the Legal department prior to entering into such transaction.

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INSIDER TRADING POLICY

AbbVie has adopted a formal insider trading policy applicable to directors, officers, employees and agents of the company, along with third parties who are in a confidential relationship with AbbVie (collectively, “covered persons”), that we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and applicable listing standards. Among other things, our insider trading policy (i) prohibits trading by covered persons in our securities while in possession of material non-public information (“MNPI”) about AbbVie or AbbVie securities, except under pre-approved Rule 10b5-1 trading plans, or in the securities of any other company with respect to which such covered persons have received MNPI as a result of their relationship with or employment by AbbVie, (ii) prohibits disclosing MNPI to others who may trade in AbbVie securities or in the securities of any other publicly traded company on the basis of such MNPI, and (iii) specifies our blackout periods (and who is subject to such periods), our pre-clearance procedures (and who is subject to such procedures) and requirements regarding pre-approved trading plans that meet the requirements of Rule 10b5-1 under the Exchange Act. A copy of our insider trading policy was filed as Exhibit 19 to our 2025 Annual Report on Form 10-K filed with the SEC on February 20, 2026.

Compensation Committee Report

The compensation committee of the Board of Directors is primarily responsible for reviewing, approving and overseeing AbbVie’s compensation plans and practices, and works with management and the committee’s independent compensation consultant to establish AbbVie’s executive compensation philosophy and programs. The committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

B. Hart, Chair, R. Alpern, R. Austin, T. Freyman, and F. Waddell

Compensation Risk Assessment

During 2025, in collaboration with the compensation committee’s independent compensation consultant, AbbVie conducted an in-depth risk assessment of its compensation policies and practices, including those related to executive compensation programs for NEOs. The risk assessment included a quantitative and qualitative analysis of AbbVie’s executive compensation programs and broader employee incentive compensation plans. AbbVie also considered how these programs compare, from a design perspective, to programs maintained by other companies. Based on this assessment, it was determined that AbbVie’s executive compensation programs are balanced and appropriately incent employees, and any risks arising from the compensation policies and practices are not reasonably likely to have a material adverse effect on AbbVie. The following factors were among those considered in making this determination:

●	AbbVie is committed to pay equity and regularly reviews pay to ensure its pay is fair and equitable.
●	AbbVie’s compensation structure contributes to a corporate culture that encourages our NEOs to regard AbbVie as a long-term employer. For example, equity awards vest over multi-year periods, which encourages NEOs to consider the long-term impact of their decisions and align their interests with those of AbbVie’s stockholders.
●	AbbVie’s annual incentive program is based on multiple performance measures, balancing earnings achievement with other factors. Since earnings are a key component of stock price performance, this aspect of AbbVie’s compensation plan also promotes alignment with stockholder interests.

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●	AbbVie does not include certain pay design features that may have the potential to encourage excessive risk-taking, such as: over-weighting toward annual incentives, highly leveraged payout curves, unreasonable thresholds or dramatic changes in payout opportunity at certain performance levels that may encourage inappropriate short-term business decisions to meet payout thresholds.
●	AbbVie’s annual long-term incentive program focuses NEOs on longer-term operating performance and aligns NEOs with stockholder interests through the use of multi-year performance periods and multiple performance measures, including relative total stockholder return. AbbVie’s NEOs received roughly two-thirds of their total direct compensation in the form of long-term incentives (20% of which are stock options that may vest over a three-year period and 80% of which are performance-based awards that may vest over a three-year performance period).
●	AbbVie makes equity awards and sets grant prices at the same time each year, at the compensation committee’s regularly scheduled meeting in February. In addition, AbbVie does not award discounted stock options or immediately vested equity awards to NEOs.
●	AbbVie has robust stock ownership guidelines for its senior executives, which promotes alignment with stockholder interests, and other good governance equity practices such as anti-hedging and anti-pledging policies.
●	AbbVie’s compensation committee has the ability to exercise downward discretion in determining annual incentive plan payouts.
●	AbbVie’s compensation committee is required to clawback excess compensation in the event of a restatement, plus retains broad discretion to clawback compensation in the event of a material breach of the AbbVie Code of Business Conduct.
●	AbbVie requires mandatory training on its code of conduct and policies and procedures to educate its employees on appropriate behaviors and the consequences of taking inappropriate actions.

The risk assessment results were presented to the compensation committee by its independent compensation consultant.

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Summary Compensation Table

This section contains compensation information for AbbVie’s NEOs for the fiscal year ended December 31, 2025. The following table summarizes compensation awarded to, earned by and/or paid to AbbVie’s NEOs in connection with their service to AbbVie during 2025, 2024 and 2023, as applicable. The section of this proxy statement captioned “Compensation Plan Elements” describes in greater detail the information reported in this table.

							Change
							in Pension
							Value and
							Non‑qualified
						Non‑Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)(5)	($)(6)	($)
Robert A. Michael	2025	1,700,000	0	13,268,456	3,199,154	5,200,000	8,647,081	516,293	32,530,984
Chairman of the Board and	2024	1,607,404	0	7,915,762	1,888,269	4,590,000	2,008,986	482,096	18,492,517
Chief Executive Officer	2023	1,427,376	0	5,440,297	1,365,031	3,000,000	3,019,112	189,504	14,441,320
Scott T. Reents	2025	1,124,116	0	4,353,512	1,049,698	2,350,000	3,002,879	472,797	12,353,002
Executive Vice President, Chief	2024	1,073,077	0	4,166,190	993,826	2,250,000	2,010,658	498,603	10,992,354
Financial Officer	2023	973,077	0	4,029,950	1,011,112	1,850,000	2,012,889	309,684	10,186,712
Jeffrey R. Stewart	2025	1,315,726	0	5,390,310	1,299,655	2,950,000	3,742,237	737,376	15,435,304
Executive Vice President, Chief	2024	1,277,404	0	5,165,930	1,232,350	2,900,000	2,645,088	826,528	14,047,300
Commercial Officer	2023	1,188,500	0	4,190,943	1,051,574	2,525,000	5,791,678	601,863	15,349,558
Azita Saleki-Gerhardt	2025	1,052,581	0	3,980,457	959,750	2,200,000	1,778,878	820,310	10,791,976
Executive Vice President, Chief	2024	1,021,923	0	3,874,447	924,239	2,100,000	1,052,397	943,475	9,916,481
Operations Officer	2023	941,005	0	2,740,197	687,562	1,850,000	2,361,465	719,423	9,299,652
Roopal B. Thakkar	2025	1,146,154	0	3,980,457	959,750	2,350,000	1,416,715	59,767	9,912,843
Executive Vice President,
Research & Development and
Chief Scientific Officer
(1)	In accordance with Securities and Exchange Commission (SEC) rules, the amounts in this column represent the aggregate grant date fair value of the awards determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. AbbVie generally determines the grant date fair value of stock awards by multiplying the number of shares granted by the average of the high and low market prices of one share of AbbVie common stock on the award grant date. The grant date fair value of performance shares and performance-vested restricted stock units is determined assuming target performance (the most probable outcome as of the grant date), and the value of the performance shares with a TSR market condition is determined using the Monte Carlo simulation model. Assuming the maximum level of performance conditions will be achieved for all performance shares and performance-vested restricted stock units, the grant date fair values for Mr. Michael, Mr. Reents, Mr. Stewart, Dr. Saleki-Gerhardt, and Dr. Thakkar, would be $29,971,291, $9,833,878, $12,175,733, $8,991,103, and $8,991,103, respectively.
(2)	In accordance with SEC rules, the amounts in this column represent the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718. These amounts were determined as of the option grant date using a Black-Scholes stock option valuation model. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the SEC rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value, if any, eventually realized by the NEO. The weighted-average assumptions used to estimate the grant date fair value of options granted in 2025, along with the weighted-average grant date fair value, are shown below:

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EXECUTIVE COMPENSATION

Assumption
Risk‑free interest rate	4.32%
Average life of options (years)	5.8
Volatility	24.55%
Dividend yield	3.69%
Fair value per stock option	$38.39
(3)	The compensation reported in this column for 2025 was earned as a performance-based incentive award pursuant to the AbbVie Performance Incentive Plan. Additional information regarding the plan can be found in the “Compensation Plan Elements” section of this proxy statement.
(4)	The plan amounts shown below are reported in this column, excluding negative amounts under the AbbVie Pension Plan and the AbbVie Supplemental Pension Plan in accordance with SEC rules. The amounts shown below beside each NEO’s name are for 2025, 2024, and 2023, respectively, as applicable.

AbbVie Pension Plan

R. Michael: $273,824 / $3,402 / $119,233; S. Reents: $95,464 / $31,435 / $90,112; J. Stewart: $152,820 / $23,084 / $277,907; A. Saleki-Gerhardt: $134,069 / $76,048 / $190,794; and R. Thakkar: $66,982.

AbbVie Supplemental Pension Plan

R. Michael: $7,873,176 / $1,669,967 / $2,776,666; S. Reents: $2,363,834 / $1,479,025 / $1,627,895; J. Stewart: $2,629,286 / $1,682,840 / $4,918,891; A. Saleki-Gerhardt: $620,095 / $(329,624) / $1,462,884; and R. Thakkar: $1,349,733.

Non-Qualified Defined Contribution Plan Earnings

The totals in this column include reportable interest credited under the AbbVie Performance Incentive Plan and the AbbVie Supplemental Savings Plan grantor trusts, which are described further in footnote (6). The reportable interest amounts shown below beside each NEO’s name are for 2025, 2024, and 2023, respectively, as applicable.

R. Michael: $500,081 / $335,617 / $123,213; S. Reents: $543,581 / $500,198 / $294,882; J. Stewart: $960,131 / $939,164 / $594,880; and A. Saleki-Gerhardt: $1,024,714 / $1,052,397 / $707,787.

(5)	The change in pension value during the applicable year is attributable to changes in actuarial assumptions (primarily discount rate and mortality tables) and other factors based on plan design (primarily pay, service and age). The actuarial assumptions used for purposes of calculating present value for the 2025 reporting year are described in footnote (1) to the Pension Benefits Table.

In addition to the effect of the changes in actuarial assumptions, the change in pension value reflects the application of the benefit formulas under the Pension Plan and the Supplemental Pension Plan, which are described in the section of this proxy statement captioned “Pension Benefits.” As participants’ pay changes, the formulas yield revised pension values. Furthermore, as a participant ages and service credit accumulates year over year (before the participant is eligible for unreduced pension benefits), the present value of their pension benefits increases, even without changes in pay or actuarial assumptions.

The increase in Mr. Michael’s change in pension value from 2024 to 2025, as shown in footnote (4), is primarily due to the following: (1) Mr. Michael’s pay adjustments in recognition of his new responsibilities as Chairman and CEO, which resulted in an increase in his 5-year final average earnings under the benefit formulas, and (2) Mr. Michael turning age 55 in 2025, which resulted in a one-time increase in the present value of his subsidized early retirement benefits payable for service after 2003, since upon reaching that milestone his benefit is actuarially reduced from age 62 under the Pension Plan and age 60 under the Supplemental Pension Plan (instead of from age 65).

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EXECUTIVE COMPENSATION

(6)	The amounts shown below are reported in this column for 2025.

Earnings for Non-Qualified Defined Contribution Plans

R. Michael: $169,220; S. Reents: $327,713; J. Stewart: $631,388; and A. Saleki-Gerhardt: $725,085.

Each of the NEOs’ awards under the AbbVie Performance Incentive Plan is paid in cash to the NEO on a current basis and, for eligible NEOs, may be deposited into a grantor trust established by the NEO, net of maximum tax withholdings. Each eligible NEO has also established a grantor trust in connection with the AbbVie Supplemental Savings Plan. These amounts include earnings under those grantor trusts, net of the reportable interest previously included in the 2025 proxy statement.

Employer Contributions to Defined Contribution Plans

R. Michael: $85,000; S. Reents: $56,206; J. Stewart: $65,786; A. Saleki-Gerhardt: $52,629; and R. Thakkar: $17,500.

These amounts include AbbVie contributions to the AbbVie Savings Plan and the AbbVie Supplemental Savings Plan, as applicable. The Supplemental Savings Plan permits eligible NEOs to contribute amounts in excess of the annual limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18 percent of their base salary over (ii) the amount contributed to the AbbVie Savings Plan. AbbVie matches participant contributions at the rate of 250 percent of the first 2 percent of compensation contributed to the plan. Eligible NEOs may choose to have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the NEO, net of maximum tax withholdings.

Other 2025 Compensation

The totals shown in the table include the cost of providing a corporate automobile less the amount reimbursed by the NEO: R. Michael: $32,262; S. Reents: $35,166; J. Stewart: $23,598; A. Saleki-Gerhardt: $25,992; and R. Thakkar: $5,993. AbbVie imputes income to the NEO, if required, and the NEO pays taxes in accordance with tax regulations without gross-ups.

The totals shown in the table include a financial planning services allowance for each NEO: R. Michael: $10,000; S. Reents: $10,000; J. Stewart: $10,000; A. Saleki-Gerhardt: $10,000; and R. Thakkar: $10,000. AbbVie imputes income to the NEO, if required, and the NEO pays taxes in accordance with tax regulations without gross-ups.

The totals shown in the table include the following costs for non-business-related air travel and services less the amount reimbursed by the NEO: R. Michael: $212,609; S. Reents: $41,403; and R. Thakkar: $23,966. AbbVie determines the incremental cost for flights based on the direct cost to AbbVie, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs. AbbVie imputes income to the NEO, if required, and the NEO pays taxes in accordance with tax regulations without gross-ups.

The totals shown in the table also include the cost of seasonal gifts for all NEOs. AbbVie imputes income to the NEO, if required, and the NEO pays taxes in accordance with tax regulations without gross-ups.

The NEOs also are eligible to receive an annual executive physical, as well as participate in an executive disability benefit described in the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

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EXECUTIVE COMPENSATION

2025 Grants of Plan-Based Awards

The following table shows information about non-equity incentive awards and summarizes the equity awards granted under the AbbVie Amended and Restated 2013 Incentive Stock Program to the NEOs during 2025.

									All Other
									Option
									Awards:		Exercise	Grant Date
		Estimated Future Payouts			Estimated Future Payouts				Numbers of		or Base	Fair Value
		Under Non-Equity			Under Equity				Securities		Price of	of Stock
		Incentive Plan Awards(1)			Incentive Plan Awards				Underlying		Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target		Maximum	Options		Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)		(#)	(#)		($)	($)
R. Michael		(1)	$2,805,000	$5,610,000
	2/13/2025				12,444	33,184	(2)	82,960				$6,868,756	(4)
	2/13/2025				16,592	33,184	(3)	66,368				6,399,700	(4)
	2/13/2025								83,333	(5)	$192.86	3,199,154	(6)
S. Reents		(1)	1,359,600	2,719,200
	2/13/2025				4,083	10,888	(2)	27,220				2,253,707	(4)
	2/13/2025				5,444	10,888	(3)	21,776				2,099,805	(4)
	2/13/2025								27,343	(5)	192.86	1,049,698	(6)
J. Stewart		(1)	1,591,350	3,182,700
	2/13/2025				5,055	13,481	(2)	33,702				2,790,432	(4)
	2/13/2025				6,740	13,481	(3)	26,962				2,599,878	(4)
	2/13/2025								33,854	(5)	192.86	1,299,655	(6)
A. Saleki-Gerhardt		(1)	1,273,080	2,546,160
	2/13/2025				3,733	9,955	(2)	24,887				2,060,585	(4)
	2/13/2025				4,977	9,955	(3)	19,910				1,919,872	(4)
	2/13/2025								25,000	(5)	192.86	959,750	(6)
R. Thakkar		(1)	1,320,000	2,640,000
	2/13/2025				3,733	9,955	(2)	24,887				2,060,585	(4)
	2/13/2025				4,977	9,955	(3)	19,910				1,919,872	(4)
	2/13/2025								25,000	(5)	192.86	959,750	(6)
(1)	During 2025, each of the NEOs participated in the AbbVie Performance Incentive Plan (PIP). The awards shown represent the potential value of annual cash incentive awards that could be earned under the PIP assuming target performance (100% of target PIP opportunity) and maximum performance (200% of target PIP opportunity). The PIP does not include a threshold payout level. The PIP provides the compensation committee with discretion to reduce an executive’s award, including no payout. The actual annual cash incentive award earned by the NEO in 2025 under the plan is shown in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The plan is described in greater detail in the section of this proxy statement captioned “Compensation Discussion and Analysis—Compensation Plan Elements—Short-Term Incentives and 2025 Results.”
(2)	This is a performance share award that has the potential to vest at 0% to 250% of target after a three-year performance period and is earned based on company performance in adjusted diluted earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid in cash at vesting only to the extent that shares are earned. The threshold amounts shown represent 37.5% of the target performance shares that could have been earned based on threshold adjusted diluted EPS performance of $9.41 (50% payout), adjusted by -25% for threshold relative TSR performance of 15 points below the index. No performance shares would be earned for adjusted diluted EPS performance below threshold. In 2025, AbbVie’s actual adjusted diluted EPS performance resulted in the banking of the award on February 27, 2026 at 200% of target, with vesting to be determined based on the company’s relative TSR performance following the three-year performance period that ends December 31, 2027. The performance metrics are described in the section of this proxy statement captioned “Compensation Discussion and Analysis—Compensation Plan Elements—Long-Term Incentives and 2025 Results.”
(3)	This is a performance-vested restricted stock unit award that has the potential to vest at 0% to 200% of target in one-third increments during a three-year performance period and is earned based on AbbVie’s return on invested capital (ROIC) relative to a group made up of companies that are constituents in either the S&P

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Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid in cash at vesting only to the extent that shares are earned. The threshold amounts shown represent 50% of the target performance-vested restricted stock units that may be earned at threshold ROIC performance of 40th to 50th percentile during the three-year performance period. No performance-vested restricted stock units would be earned for ROIC performance below threshold. In 2025, AbbVie’s relative ROIC performance resulted in the vesting on February 27, 2026 of one-third of the award at 200% of target. The performance metrics are described in the section of this proxy statement captioned “Compensation Discussion and Analysis—Compensation Plan Elements—Long-Term Incentives and 2025 Results.”
(4)	The grant date fair value of stock awards is generally determined by multiplying the number of shares granted (at target, for the performance shares and performance-vested restricted stock unit awards) by the average of the high and low market prices of one share of AbbVie common stock on the award grant date. The grant date fair value of performance shares with a TSR market condition is determined using the Monte Carlo simulation model. See footnote (1) of the Summary Compensation Table for more information. In the event of a grantee’s death or termination due to disability, these awards will be deemed earned either based on actual performance through the date of death or disability or at target, depending on which is greater and/or the timing of the death or disability, as set forth in the award agreements. Upon a change in control, the treatment of these awards is determined as described in the section of this proxy statement captioned “Potential Payments upon Termination or Change in Control—Equity Awards.”
(5)	One-third of the shares of common stock covered by these options are exercisable after one year, two-thirds after two years, and all after three years, subject to satisfaction of the service requirements set forth in the award agreements. The options vest in the event of the grantee’s death or termination due to disability. Upon a change in control, the treatment of these awards is determined as described in the section of this proxy statement captioned “Potential Payments upon Termination or Change in Control—Equity Awards.” Under the AbbVie Amended and Restated 2013 Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices (rounded up to the next even penny) of one share of AbbVie common stock on the date of grant.
(6)	The grant date fair value of option awards is determined as of the option grant date using a Black-Scholes stock option valuation model. The assumptions used to determine the grant date fair value are described in footnote (2) to the Summary Compensation Table.

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2025 Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding AbbVie equity awards held by the NEOs at year end.

	Option Awards(1)					Stock Awards
										Equity
								Equity		Incentive
								Incentive		Plan Awards:
								Plan Awards:		Market or
								Number of		Payout Value
	Number of	Number of					Market	Unearned		of Unearned
	Securities	Securities				Number of	Value of	Shares		Shares
	Underlying	Underlying				Shares of	Shares of	or Other		or Other
	Unexercised	Unexercised		Option	Option	Stock That	Stock That	Rights That		Rights That
	Options -(#)	Options -(#)		Exercise	Expiration	Have Not	Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Price -($)	Date	Vested -(#)	Vested -($)	Vested -(#)		Vested -($)
R. Michael	8,030	—		$114.3600	2/14/2028			24,060	(2)	$5,497,469
	54,517	—		79.0200	2/20/2029			36,131	(2)	8,255,572
	106,382	—		93.5000	2/19/2030			66,368	(2)	15,164,424
	65,217	—		105.9200	2/17/2031			—		—
	48,161	—		144.5400	2/16/2032			—		—
	30,385	15,192	(2)	149.6200	2/15/2033			—		—
	19,963	39,925	(2)	175.2800	2/14/2034			—		—
	—	83,333	(2)	192.8600	2/12/2035			—		—
S. Reents	11,810	—		114.3600	2/14/2028			17,822	(2)	4,072,149
	19,470	—		79.0200	2/20/2029			19,016	(2)	4,344,966
	28,641	—		93.5000	2/19/2030			21,776	(2)	4,975,598
	15,527	—		105.9200	2/17/2031			—		—
	11,383	—		144.5400	2/16/2032			—		—
	22,507	11,253	(2)	149.6200	2/15/2033			—		—
	10,507	21,013	(2)	175.2800	2/14/2034			—		—
	—	27,343	(2)	192.8600	2/12/2035			—		—
J. Stewart	16,070	—		114.3600	2/14/2028			18,534	(2)	4,234,834
	49,099	—		93.5000	2/19/2030			23,580	(2)	5,387,794
	43,478	—		105.9200	2/17/2031			26,962	(2)	6,160,547
	37,215	—		144.5400	2/16/2032			—		—
	23,408	11,703	(2)	149.6200	2/15/2033			—		—
	13,029	26,056	(2)	175.2800	2/14/2034			—		—
	—	33,854	(2)	192.8600	2/12/2035			—		—
A. Saleki-Gerhardt	47,870	—		61.3600	2/15/2027			12,118	(2)	2,768,842
	23,160	—		114.3600	2/14/2028			17,685	(2)	4,040,846
	34,267	—		79.0200	2/20/2029			19,910	(2)	4,549,236
	73,649	—		93.5000	2/19/2030			—		—
	42,236	—		105.9200	2/17/2031			—		—
	35,026	—		144.5400	2/16/2032			—		—
	15,305	7,652	(2)	149.6200	2/15/2033			—		—
	9,771	19,542	(2)	175.2800	2/14/2034			—		—
	—	25,000	(2)	192.8600	2/12/2035			—		—
R. Thakkar	18,003	—		93.5000	2/19/2030			4,277	(2)	977,252
	7,763	—		105.9200	2/17/2031			8,366	(2)	1,911,547
	7,005	—		144.5400	2/16/2032			19,910	(2)	4,549,236
	5,402	2,700	(2)	149.6200	2/15/2033			—		—
	4,623	9,245	(2)	175.2800	2/14/2034			—		—
	—	25,000	(2)	192.8600	2/12/2035			—		—
(1)	Except as noted, the stock options are fully vested.

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EXECUTIVE COMPENSATION

(2)	The vesting dates of AbbVie unexercisable stock options and unvested performance share and performance-vested restricted stock unit awards outstanding at December 31, 2025 are as follows:

	Option Awards				Stock or Unit Awards
	Number of
	Unexercised	Number of	Number of	Number of
	Shares	Option	Option	Option	Number of	Number of
	Remaining	Shares	Shares	Shares	Shares of	Shares of
	from	Vesting—	Vesting—	Vesting—	Restricted	Restricted
	Original	Date	Date	Date	Stock or	Stock or
Name	Grant	Vested 2026	Vested 2027	Vested 2028	Units	Units Vesting
R. Michael	15,192	15,192 - 2/16			18,045	(a)
	39,925	19,963 - 2/15	19,962 - 2/15		6,015	(b)
	83,333	27,778 - 2/13	27,778 - 2/13	27,777 - 2/13	21,679	(c)
					14,452	(d)
					33,184	(e)
					33,184	(f)
S. Reents	11,253	11,253 - 2/16			13,367	(a)
	21,013	10,507 - 2/15	10,506 - 2/15		4,455	(b)
	27,343	9,115 - 2/13	9,114 - 2/13	9,114 - 2/13	11,410	(c)
					7,606	(d)
					10,888	(e)
					10,888	(f)
J. Stewart	11,703	11,703 - 2/16			13,901	(a)
	26,056	13,028 - 2/15	13,028 - 2/15		4,633	(b)
	33,854	11,285 - 2/13	11,285 - 2/13	11,284 - 2/13	14,148	(c)
					9,432	(d)
					13,481	(e)
					13,481	(f)
A. Saleki-Gerhardt	7,652	7,652 - 2/16			9,089	(a)
	19,542	9,771 - 2/15	9,771 - 2/15		3,029	(b)
	25,000	8,334 - 2/13	8,333 - 2/13	8,333 - 2/13	10,611	(c)
					7,074	(d)
					9,955	(e)
					9,955	(f)
R. Thakkar	2,700	2,700 - 2/16			3,208	(a)
	9,245	4,623 - 2/15	4,622 - 2/15		1,069	(b)
	25,000	8,334 - 2/13	8,333 - 2/13	8,333 - 2/13	5,020	(c)
					3,346	(d)
					9,955	(e)
					9,955	(f)
(a)	These are performance shares that remained outstanding and unvested on December 31, 2025, from an award made on February 16, 2023. The award has the potential to vest at 0% to 187.5% of target after a three-year performance period based on company performance in adjusted diluted earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2023, AbbVie’s adjusted diluted EPS performance resulted in the banking of the award at 150% of target, with vesting to be determined based on the company’s relative TSR performance during the three-year performance period that ends December 31, 2025. In 2025, AbbVie’s three-year relative TSR performance resulted in a final vesting on February 27, 2026 of the award at 187.5% of target.
(b)	These are performance-vested restricted stock units that remained outstanding and unvested on December 31, 2025, from an award made on February 16, 2023. The award has the potential to vest at 0% to 200% of target in one-third increments during a three-year performance period based on AbbVie’s return on invested capital (ROIC) relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2025, AbbVie’s relative ROIC performance resulted in the vesting on February 27, 2026 of one-third of the award at 200% of target.

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(c)	These are performance shares that remained outstanding and unvested on December 31, 2025, from an award made on February 15, 2024. The award has the potential to vest at 0% to 250% of target after a three-year performance period based on company performance in adjusted diluted earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2024, AbbVie’s adjusted diluted EPS performance resulted in the banking of the award at 200% of target, with vesting to be determined based on the company’s relative TSR performance during the three-year performance period that ends December 31, 2026.
(d)	These are performance-vested restricted stock units that remained outstanding and unvested on December 31, 2025, from an award made on February 15, 2024. The award has the potential to vest at 0% to 200% of target in one-third increments during a three-year performance period based on AbbVie’s return on invested capital (ROIC) relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2025, AbbVie’s relative ROIC performance resulted in the vesting on February 27, 2026 of one-third of the award at 200% of target.
(e)	These are performance shares that remained outstanding and unvested on December 31, 2025, from an award made on February 13, 2025. The award has the potential to vest at 0% to 250% of target after a three-year performance period based on company performance in adjusted diluted earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2025, AbbVie’s adjusted diluted EPS performance resulted in the banking of the award at 200% of target, with vesting to be determined based on the company’s relative TSR performance during the three-year performance period that ends December 31, 2027.
(f)	These are performance-vested restricted stock units that remained outstanding and unvested on December 31, 2025, from an award made on February 13, 2025. The award has the potential to vest at 0% to 200% of target in one-third increments during a three-year performance period based on AbbVie’s return on invested capital (ROIC) relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2025, AbbVie’s relative ROIC performance resulted in the vesting on February 27, 2026 of one-third of the award at 200% of target.

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2025 Option Exercises and Stock Vested

The following table summarizes for each NEO the number of shares acquired on the exercise of AbbVie stock options and the number of shares acquired on the vesting of AbbVie stock awards in 2025:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired On	Realized On	Acquired On	Realized On
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
R. Michael	-	$-	61,362	$12,826,499
S. Reents	-	-	31,681	6,533,867
J. Stewart	25,700	3,353,224	59,488	12,257,940
A. Saleki-Gerhardt	42,370	6,082,652	52,335	10,762,748
R. Thakkar	-	-	17,473	3,563,969

PENSION BENEFITS

During 2025, the NEOs participated in two AbbVie-sponsored defined benefit pension plans: the AbbVie Pension Plan, a tax-qualified pension plan; and the AbbVie Supplemental Pension Plan, a non-qualified supplemental pension plan. Except as provided in AbbVie’s change in control agreements, AbbVie does not have a policy granting extra years of credited service under the plans. The change in control agreements are described in the section of this proxy statement captioned “Potential Payments upon Termination or Change in Control.”

The compensation considered in determining the pensions payable to the NEOs is the compensation shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

PENSION PLAN

The Pension Plan is a broad-based plan that covers many AbbVie employees in the United States, age 21 or older, and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

A.	1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.
B.	1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus 1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less 0.50% of the lesser of 3-year monthly average earnings immediately preceding retirement (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.
C.	1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

5-year final average earnings are the average of the employee’s 60 highest-paid consecutive calendar months of compensation (salary and non-equity incentive plan compensation). The Pension Plan covers earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17) and provides for a maximum of 35 years of benefit service.

Participants become fully vested in their pension benefit upon the completion of 5 years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate employment prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early

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as age 55. Employees hired before 2004 who terminate employment prior to age 50 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 50. Employees hired before 2004 who terminate employment prior to age 50 with fewer than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

The Pension Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Employees who retire from AbbVie prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired before 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee’s age plus years of benefit service total 70 or more. Mr. Michael, Mr. Reents, Dr. Saleki-Gerhardt, Mr. Stewart, and Dr. Thakkar are eligible for early retirement benefits under the plan.

The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant’s age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

●	In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year monthly average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.
●	Employees who participated in the plan before age 36 may elect “Special Retirement” on the last day of any month after reaching age 55 with age plus seniority service points of at least 94 or “Early Special Retirement” on the last day of any month after reaching age 55, provided their age plus seniority service points would reach at least 94 before age 65. Seniority service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, seniority service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year monthly average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C above is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

SUPPLEMENTAL PENSION PLAN

The provisions of the Supplemental Pension Plan (which covers AbbVie employees in the United States whose compensation exceeds certain limits under the Internal Revenue Code) are substantially the same as those of the Pension Plan, with the following exceptions:

●	Participants’ 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of payments under AbbVie’s non-equity incentive plans.
●	The Pension Plan does not include amounts deferred or payments received under the AbbVie Deferred Compensation Plan in its calculation of a participant’s final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings.
●	In addition to the benefits outlined above for the Pension Plan, the NEOs are eligible for an additional Supplemental Pension Plan benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Pension Plan under that plan’s benefit formulas (A, B and C above). The portion of this additional benefit attributable to service before 2004 is reduced 3 percent per year

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for each year that payments are made before age 60. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before age 60 if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.
●	The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Pension Plan. The benefits provided to NEOs under the Supplemental Pension Plan are not, however, reduced for the period between age 60 and age 62, unless the benefit is being actuarially reduced from age 65. Mr. Michael, Mr. Reents, Dr. Saleki-Gerhardt, Mr. Stewart, and Dr. Thakkar are eligible for early retirement benefits under the plan.
●	Vested benefits accrued under the Supplemental Pension Plan may be funded through a grantor trust established by an eligible NEO. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, an eligible NEO who became an officer prior to 2009 may have the entire amount of their vested plan benefits funded through a grantor trust. An eligible NEO who became an officer after 2008 may have only the vested benefits that accrue following the calendar year in which they are first elected as an officer funded through a grantor trust.

Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Pension Plan, calculated as if benefits under the plans commenced at the same time. The amounts paid to an eligible NEO’s Supplemental Pension Plan grantor trust to fund plan benefits are actuarially determined. The plan is designed to result in AbbVie paying the eligible NEO’s Supplemental Pension Plan benefits to the extent assets held in their trust are insufficient.

PENSION BENEFITS TABLE

			Present
		Number of	Value of	Payments
		Years	Accumulated	During Last
		Credited	Benefit	Fiscal Year
Name	Plan Name	Service (#)	($)(1)	($)
R. Michael	AbbVie Pension Plan	33	$1,111,100	$0
	AbbVie Supplemental Pension Plan	33	21,063,786	2,121,436	(2)
S. Reents	AbbVie Pension Plan	18	656,248	0
	AbbVie Supplemental Pension Plan	18	8,956,071	1,585,221	(2)
J. Stewart	AbbVie Pension Plan	34	1,255,369	0
	AbbVie Supplemental Pension Plan	34	16,441,940	2,462,662	(2)
A. Saleki-Gerhardt	AbbVie Pension Plan	33	1,594,801	0
	AbbVie Supplemental Pension Plan	33	13,548,201	792,146	(2)
R. Thakkar	AbbVie Pension Plan	22	497,168	0
	AbbVie Supplemental Pension Plan	22	4,356,453	0
(1)

AbbVie calculated these present values using: (i) a discount rate of 5.85% for the Pension Plan and a discount rate of 5.77% for the Supplemental Pension Plan, the same discount rates it uses for Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 715 calculations for financial reporting purposes; and (ii) each plan’s unreduced retirement age, which is age 62 under the AbbVie Pension Plan and age 60 under the AbbVie Supplemental Pension Plan for those participants who are eligible for early retirement benefits and age 65 under both plans for other participants. The present values shown in the table reflect postretirement mortality, based on the FASB ASC Topic 715 assumption (the Pri-2012 Healthy Annuitant table with white collar adjustment projected fully generationally with MP2021 mortality improvement scale), but do not include a factor for preretirement termination, mortality, or disability.

(2)

During 2025, the amounts shown, less applicable tax withholdings, were distributed and deposited into the individual grantor trusts established by the eligible NEOs and included in the NEOs’ income, as applicable. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, are distributed to the eligible participants’ individual grantor trusts and included in their income. Amounts held in an eligible NEO’s individual trust are expected to offset AbbVie’s obligations to the NEO under the plan. Grantor trusts are

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described in greater detail in the section of this proxy statement captioned “Compensation Plan Elements—Benefits—Retirement Benefits.”

Non-Qualified Deferred Compensation

The following table summarizes Mr. Stewart’s and Dr. Saleki-Gerhardt’s non-qualified deferred compensation under the AbbVie Deferred Compensation Plan. No additional contributions have been made to their account under the plan since such time as they became an officer and ceased to be eligible to contribute to the plan. None of the other NEOs has any non-qualified deferred compensation under the plan.

Name	Plan Name(1)(2)	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(4)
J. Stewart	Deferred Compensation Plan	0	0	9,837	42,058	121,226
A. Saleki-Gerhardt	Deferred Compensation Plan	0	0	125,985	0	806,203
(1)	Mr. Stewart and Dr. Saleki-Gerhardt ceased contributions to the Deferred Compensation Plan in 2009 and 2008, respectively.
(2)

The plan permits participants to defer up to 75% of their base salary and up to 75% of their annual cash incentives and credits a participant’s account with an amount equal to the employer matching contributions that otherwise would have been made for the participant under the AbbVie Savings Plan. Participants may direct the investment of their deferral accounts into one or more of several funds chosen by the administrator, and the deferral account is credited with investment returns based on the performance of the fund(s) selected. During 2025, the weighted average rate of return credited to the account was 8.5% for Mr. Stewart and 18.5% for Dr. Saleki-Gerhardt.

The plan provides for cash distributions in either a lump sum or installments after separation from service and permits in-service withdrawals in accordance with specific procedures. Participants make distribution elections each year that apply to the deferrals to be made in the following calendar year, in accordance with the requirements of Internal Revenue Code Section 409A. Participants may request withdrawals due to financial hardship; if a hardship withdrawal is approved, it is limited to the amount needed to address the hardship.

(3)	The amounts reported in this column are not included in the Summary Compensation Table of this proxy statement.
(4)

The amounts reported in this column have not been previously reported as compensation in AbbVie’s Summary Compensation Tables because they relate to contributions made before the applicable individual became an NEO.

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REQUIRED PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Robert Michael, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The ratio of Mr. Michael’s annual total compensation for 2025, as reported in the Summary Compensation Table of this proxy statement, to the median employee annual total compensation determined on the same basis was 192:1. For 2025, the annual total compensation of our median employee (other than Mr. Michael) was $169,019. To identify the median employee, we prepared a list of active AbbVie employees throughout the world as of December 19, 2025, which was the last payroll date in 2025. Because we use the last payroll date of the applicable year as the determination date, it may vary from year-to-year. The consistently applied compensation measure used to identify the median employee was annual base pay and target bonus, using hours worked during 2025 for hourly employees and base salary for the remaining employees. This process resulted in a median group consisting of several employees and a representative employee was selected, taking into account demographic characteristics that we believe best represent a typical AbbVie employee, including tenure, location, employment status and applicable compensation and benefit programs.

REQUIRED PAY VERSUS PERFORMANCE DISCLOSURE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship between NEO compensation and certain financial performance measures for fiscal years 2021, 2022, 2023, 2024, and 2025. For additional information about our performance-based pay philosophy and how we align executive compensation with AbbVie’s performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

							Value of Initial Fixed $100
							Investment Based on
	Summary		Summary		Average Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Total	Total	Net	Adjusted
	Table Total	Actually Paid	Table Total	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder	Income	Diluted
Year	for PEO	to PEO	for Former PEO	to Former PEO	Non-PEO NEOs	Non-PEO NEOs	Return	Return	$MM	EPS
	($)(a)	($)(b)	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)	($)(g)
2025	$32,530,984	$57,365,441	$—	$—	$12,123,281	$24,187,185	$259.36	$186.74	$4,226	$10.00
2024	18,492,517	33,323,947	28,502,888	67,567,568	11,314,957	20,324,464	194.82	150.75	4,278	10.12
2023			25,661,972	34,672,518	12,319,311	12,199,327	163.86	143.33	4,863	11.11
2022			26,287,185	67,395,343	9,125,252	20,275,581	164.23	133.03	11,836	13.77
2021			23,912,154	66,387,875	11,035,630	24,203,425	132.40	123.44	11,542	11.83
(a)

The dollar amounts reported are the total compensation reported for Mr. Michael (PEO) for fiscal years 2024 and 2025, and Mr. Gonzalez (former PEO, who served as PEO until July 1, 2024) for fiscal years 2021, 2022, 2023 and 2024 in the “Total” column of the Summary Compensation Table.

(b)

The dollar amounts reported represent the “compensation actually paid” to Mr. Michael for fiscal years 2024 and 2025, and to Mr. Gonzalez (former PEO) for fiscal years 2021, 2022 and 2023, and 2024, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Michael or Mr. Gonzalez during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable). In accordance with the requirements of Item 402(v) of Regulation S-K, the reported “Total” in the Summary Compensation Table for the applicable year is adjusted to determine the “compensation actually paid” amount as follows:

(1)	The amount reflected in the “Stock Award” and “Option Award” columns of the Summary Compensation Table with respect to Mr. Michael and Mr. Gonzalez has been deducted from the Summary Compensation Table Total and substituted with an equity award value for each year calculated by adding or subtracting, as applicable, the following: (i) the year-end fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the

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end of such year, accounting for any banking of the award resulting from adjusted diluted EPS performance (as reflected in footnote (2) to the Outstanding Equity Awards at Fiscal Year End Table); (ii) the change in fair value from the end of the prior fiscal year of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year, accounting for any adjustment based on relative TSR performance on awards for which the performance period ends as of this date (as reflected in footnote (2) to the Outstanding Equity Awards at Fiscal Year End Table); (iii) for awards granted in prior fiscal years that vested in the applicable fiscal year, the amount equal to the change in value as of the vesting date (from the end of the prior fiscal year); and (iv) the dollar value of dividends accrued on equity awards in the applicable year prior to the vesting date (excluding option awards, which do not carry dividend equivalent rights) that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable fiscal year. The valuation assumptions used to calculate fair values on equity awards other than options are the same as those disclosed at the time of grant. Stock option awards are valued using a Black-Scholes model at the time of grant (as disclosed in footnote (2) to the Summary Compensation Table) with subsequent fair value calculations performed using a Lattice model.

The amounts in the following table represent each of the amounts deducted and added to the equity award values for Mr. Michael for the 2025 fiscal year for purposes of computing the “compensation actually paid” amount appearing in column (b) of the pay versus performance table:

			Grant Date	Year-end	Change in	Change in
		Total Equity	Fair Value of	Fair Value of	Fair Value as of	Fair Value as of
		Value	Equity Awards	Equity Awards	Year-End of Any	the Vesting Date	Total
		Reflected in	Granted	Granted	Prior Year	of Any Prior Year	Equity Value
		Summary	During	During	Awards that	Awards that	Reflected in
		Compensation	Applicable	Applicable	Remain Unvested	Vested During	Compensation
Year	PEO Name	Table	Year	Year	as of Year-End	Applicable Year	Actually Paid
2025	Robert A. Michael	$16,467,610	$(16,467,610)	$33,774,613	$12,801,133	$2,315,453	$48,891,199

(2)	The pension benefit value reported in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table for the 2025 fiscal year is adjusted to account for the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Michael during 2025 (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment during 2025 that are attributed by the benefit formula to services rendered in periods prior to the plan amendment (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP.

The amounts in the following table represent each of the amounts deducted and added to the change in pension value for Mr. Michael for the 2025 fiscal year for purposes of computing the “compensation actually paid” amount appearing in column (b) of the pay versus performance table:

Total Change
		in Pension				Prior	Total Change in
		Value Reflected	Change in	Service Costs		Service Costs	Pension Value
		in the Summary	Pension Value	Attributable		Introduced	Reflected in
		Compensation	for the	to the		During the	Compensation
Year	PEO Name	Table	Applicable Year	Applicable Year		Applicable Year	Actually Paid
2025	Robert A. Michael	$8,147,000	$(8,147,000)	$557,868	$	N/A	$557,868

(c)

The dollar amounts reported represent the average of the amounts reported for AbbVie’s named executive officers (NEOs) as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, S. Reents, J. Stewart, A. Saleki-Gerhardt and R. Thakkar; (ii) for 2024, S. Reents, J. Stewart, A. Saleki-Gerhardt and T. Richmond; (iii) for 2023, R. Michael, S. Reents, J. Stewart and A. Saleki-Gerhardt; (iv) for 2022, R. Michael, S. Reents, L. Schumacher, J. Stewart and A. Saleki-Gerhardt; and (v) for 2021, R. Michael, L. Schumacher, M. Severino and J. Stewart.

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(d)

The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs as a group (excluding the PEO) during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable). The average total compensation for the NEOs as a group (excluding the PEO) for each year was adjusted using the same methodology described above in footnote (b) to determine the compensation actually paid.

The amounts in the following table represent the average of the amounts deducted and added to the equity award values for AbbVie’s named executive officers (NEOs) as a group (excluding the PEO) for the 2025 fiscal year for purposes of computing the “compensation actually paid” amount appearing in column (d) of the pay versus performance table:

			Grant Date	Year-end	Change in	Change in
		Total Equity	Fair Value of	Fair Value of	Fair Value as of	Fair Value as of
		Value	Equity Awards	Equity Awards	Year-End of Any	the Vesting Date	Total
		Reflected in	Granted	Granted	Prior Year	of Any Prior Year	Equity Value
		Summary	During	During	Awards that	Awards that	Reflected in
		Compensation	Applicable	Applicable	Remain Unvested	Vested During	Compensation
Year	NEO Names	Table	Year	Year	as of Year-End	Applicable Year	Actually Paid
2025	See footnote (c)	$5,493,397	$(5,493,397)	$11,266,889	$6,458,837	$1,325,284	$19,051,010

The amounts in the following table represent each of the amounts deducted and added to the change in pension value for AbbVie’s named executive officers (NEOs) as a group (excluding the PEO) for the 2025 fiscal year for purposes of computing the “compensation actually paid” amount appearing in column (d) of the pay versus performance table:

Total Change
		in Pension				Prior	Total Change in
		Value Reflected	Change in	Service Costs		Service Costs	Pension Value
		in the Summary	Pension Value	Attributable		Introduced	Reflected in
		Compensation	for the	to the		During the	Compensation
Year	NEO Names	Table	Applicable Year	Applicable Year		Applicable Year	Actually Paid
2025	See footnote (c)	$1,853,071	$(1,853,071)	$359,361	$	N/A	$359,361

(e)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between AbbVie’s share price at the end and the beginning of the measurement period by AbbVie's share price at the beginning of the measurement period.

(f)

Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the NYSE Arca Pharmaceutical Index, our peer group used for purposes of Item 201(e) of Regulation S-K.

(g)

As required by Item 402(v) of Regulation S-K, AbbVie has determined that adjusted diluted EPS is the Company Selected Measure, as it is the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to AbbVie’s NEOs to company performance for the most recently completed fiscal year. Adjusted diluted EPS is a non-GAAP measure that represents diluted earnings per share adjusted to exclude certain specified items, as described in Appendix B. Adjusted diluted EPS includes an unfavorable impact related to acquired IPR&D and milestone expenses of $2.76 in 2025, $1.52 in 2024, $0.42 in 2023, $0.39 in 2022, and $0.90 in 2021.

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Comparative Analysis of the Pay versus Performance Table

AbbVie’s compensation program is designed to attract and retain executives whose talents and contributions sustain long-term growth by aligning their interests with the drivers of stockholder returns and supporting their achievement of AbbVie’s primary business goals. AbbVie considers several performance measures to ensure executives are incentivized to accomplish these objectives, many of which are not presented in the pay versus performance table. The charts and descriptions below explain the relationship between the columns presented in the pay versus performance table.

AbbVie TSR versus Peer Group TSR

The graph below shows AbbVie’s cumulative TSR over the five-year period ending with December 31, 2025 as compared to the NYSE Arca Pharmaceutical Index. AbbVie’s cumulative TSR outperformed our peer group during the five years presented in the table. Additionally, AbbVie is committed to a robust return of capital to stockholders with an increase of 204% in its quarterly dividend since 2015 as part of a balanced and disciplined capital allocation program, contributing to our strong cumulative TSR.

TSR: AbbVie Versus NYSE Arca Pharmaceutical Index

Total Shareholder Return (TSR)
Value of Initial Fixed $100 Investment
$300
$250
$200
$150
$100
$50
$0
12/31/2020
2021
2022
2023
2024
2025
132.40
164.23
163.86
194.82
259.36
123.44
133.03
143.33
150.75
186.74
5-Year AbbVie TSR
5-Year Index TSR

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Comparison of “Compensation Actually Paid” to TSR

The chart below demonstrates that the “compensation actually paid” amounts shown for Mr. Michael (for 2024-2025) and Mr. Gonzalez (for 2021-2024) and average “compensation actually paid” to the other NEOs (see footnote (c) to the pay versus performance table) is aligned with AbbVie’s cumulative TSR over the five years presented in the table. The alignment of compensation actually paid with AbbVie’s cumulative TSR over the period presented reflects that a significant portion of the compensation actually paid to Mr. Michael and Mr. Gonzalez, as applicable, and to the other NEOs is comprised of equity awards. Moreover, AbbVie’s executive compensation philosophy and design is fundamentally based on a commitment to align pay and performance.

Comparison of “Compensation Actually Paid” to Net Income

AbbVie’s net income was approximately $11.5 billion in 2021, $11.8 billion in 2022, $4.9 billion in 2023, $4.3 billion in 2024, and $4.2 billion in 2025.  Mr. Michael’s “compensation actually paid” was approximately $33 million in 2024 and $57 million in 2025. Mr. Gonzalez’s “compensation actually paid” was approximately $66 million in 2021, $67 million in 2022, $35 million in 2023 and $68 million in 2024. The average “compensation actually paid” to AbbVie’s other NEOs (see footnote (c) to the pay versus performance table) was approximately $24 million in 2021, $20 million in 2022, $12 million in 2023, $20 million in 2024, and $24 million in 2025.

Comparison of “Compensation Actually Paid” to Company-Selected Measure (Adjusted Diluted EPS)

AbbVie’s annualized adjusted diluted EPS was $11.83 in 2021, $13.77 in 2022, $11.11 in 2023, $10.12 in 2024, and $10.00 in 2025.  Mr. Michael’s “compensation actually paid” was approximately $33 million in 2024 and $57 million in 2025. Mr. Gonzalez’s “compensation actually paid” was approximately $66 million in 2021, $67 million in 2022, $35 million in 2023, and $68 million in 2024, and the average “compensation actually paid” to AbbVie’s other NEOs (see footnote (c) to pay versus performance table) was approximately $24 million in 2021, $20 million in 2022, $12 million in 2023, $20 million in 2024, and $24 million in 2025. While AbbVie uses numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that adjusted diluted EPS is the financial performance measure that, in AbbVie’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to NEOs, for the most recently completed fiscal year, to AbbVie’s performance.  AbbVie places significant emphasis on achieving positive EPS outcomes because it reflects strong operating dynamics in the underlying business, which is imperative for sustained long-term growth.

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EXECUTIVE COMPENSATION

Most Important Performance Measures

The performance measures that AbbVie uses in our executive compensation program are selected based on the objective of incentivizing NEOs to achieve long-term, sustainable growth in stockholder value. As required by Item 402(v) of Regulation S-K, we have identified the following financial performance measures as being the most important in linking compensation actually paid to executives to AbbVie’s performance.

Adjusted Diluted Earnings Per Share
Relative Return on Invested Capital
Adjusted Return on Assets
Non-GAAP Income Before Taxes
Non-GAAP Operating Margin
Platform Revenue
Total Shareholder Return

Potential Payments upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION – GENERALLY

In accordance with AbbVie’s longstanding practice, the company has not entered into employment agreements with its NEOs. NEOs do not have any rights or entitlements to any cash termination or severance payments or equity vesting acceleration outside of the change in control context and subsequent termination of an NEO (double trigger), as discussed in more detail below.

The following summarizes the payments that the NEOs would have received if their employment had terminated on December 31, 2025. Earnings would have continued to be paid for the NEO’s Performance Incentive Plan and Supplemental Savings Plan grantor trusts, as applicable, until the trust assets were fully distributed. The amount of these payments would depend on the trust earnings and fees and the period over which the trust assets were distributed. Based on current earnings rates, if the trust assets were distributed over a 10-year period, the eligible NEOs would receive the following average annual earnings payments over such 10-year period: Mr. Michael, $1,120,589; Mr. Reents, $1,014,234; Mr. Stewart, $1,714,914; and Dr. Saleki-Gerhardt, $1,770,549. In addition, the following one-time deposits would have been made under the AbbVie Supplemental Pension Plan grantor trust for each of the following eligible NEOs, respectively: Mr. Michael, $7,253,931; Mr. Reents, $1,455,800; Mr. Stewart, $1,847,863; and Dr. Saleki-Gerhardt, $0. As of December 31, 2025, Mr. Michael, Mr. Reents, Mr. Stewart, Dr. Saleki-Gerhardt, and Dr. Thakkar were eligible to retire, and therefore were eligible to receive the pension benefits previously described.

If the termination of employment had been due to disability, then the respective NEO also would have received, in addition to AbbVie’s standard disability benefits, a monthly long-term disability benefit in the following amount: Mr. Michael, $260,000; Mr. Reents, $117,500; Mr. Stewart, $147,500; Dr. Saleki-Gerhardt, $110,000; and Dr. Thakkar, $117,500. This long-term disability benefit would continue for up to 24 months following termination of employment. It ends if the NEO retires, recovers, dies or ceases to meet eligibility criteria.

If the NEO’s employment had terminated due to death or disability, their unvested stock options, performance-vested restricted stock unit awards and performance shares would have vested on December 31, 2025 with values as set forth below in the subsection of this proxy statement captioned “Equity Awards.”

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

AbbVie has entered into change in control agreements with its NEOs. Each change in control agreement continues in effect until December 31, 2027, and can be renewed for successive five-year terms upon notice prior to the expiration date. If notice of non-renewal is given, the agreement will expire on the later of the scheduled expiration date and the one-year anniversary of the date of such notice. If no notice is given, the agreement will expire on the one-year anniversary of the scheduled expiration date. Each agreement also automatically extends for two years following any change in control (see below) that occurs while the agreement is in effect. As discussed in more detail below, AbbVie’s internal policies and individual change in control agreements with its NEOs prohibit a cash lump sum payment in excess of 2.99 times an NEO’s annual salary and annual incentive (“bonus”) award, unless stockholders ratify an exception.

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EXECUTIVE COMPENSATION

The agreements provide that if the employee is terminated other than for cause or permanent disability or if the employee elects to terminate employment for good reason (see below) within two years following a change in control, they are entitled to receive a lump sum payment equal to 2.99 their annual salary and bonus award (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years or, in the case of the unpaid bonus for any completed performance period, the actual bonus earned). If the employee is terminated other than for cause or permanent disability during a potential change in control (see below), they are entitled to receive a lump sum payment of the annual salary and bonus payments described above, except that the amount of the bonus to which the employee is entitled will be based on the actual achievement of the applicable performance goals. If the potential change in control becomes a “change in control event” (within the meaning of Internal Revenue Code Section 409A), the employee will be entitled to receive the difference between the bonus amounts the employee received upon termination during the potential change in control and the bonus amounts that would have been received had such amounts instead been based on the higher of the employee’s target bonus or the average bonus paid to the employee in the preceding three years. Bonus payments include payments made under the Performance Incentive Plan.

The employee also will receive up to two years of additional employee benefits (including welfare benefits, outplacement services and tax and financial counseling) and the value of three more years of pension accruals under the Supplemental Pension Plan. If change in control-related payments and benefits become subject to the excise tax imposed under Internal Revenue Code Section 4999, payments under the agreement will be reduced to prevent application of the excise tax if such a reduction would leave the employee in a better after-tax position than if the payments were not reduced and the tax applied. The agreements also limit the conduct for which awards under AbbVie’s incentive stock programs can be forfeited and generally permit options to remain exercisable for the remainder of their term.

For purposes of the agreements, the term “change in control” includes the following events: any person becoming the beneficial owner of AbbVie securities representing 20 percent or more of the outstanding voting power (not including an acquisition directly from AbbVie and its affiliates); a change in the majority of the members of the Board of Directors whose appointment was approved by a vote of at least two-thirds of the incumbent directors; and the consummation of certain mergers or similar corporate transactions involving AbbVie. A “potential change in control” under the agreements includes, among other things, AbbVie’s entry into an agreement that would result in a change in control. Finally, the term “good reason” includes: a significant adverse change in the employee’s position, duties, or authority; the company’s failure to pay the employee’s compensation or a reduction in the employee’s base pay or benefits; or the relocation of the company’s principal executive offices to a location that is more than 35 miles from the location of the offices at the time of the change in control.

If a change in control had occurred on December 31, 2025, immediately followed by one of the covered circumstances described above, Mr. Michael, Mr. Reents, Mr. Stewart, Dr. Saleki-Gerhardt, and Dr. Thakkar would have been entitled to receive the following payments and benefits under the change in control agreements:

●	Mr. Michael: cash termination payments—$15,149,956; additional Supplemental Pension Plan benefits—$11,180,056; welfare and fringe benefits—$100,344.
●	Mr. Reents: cash termination payments—$8,869,337; additional Supplemental Pension Plan benefits—$4,998,371; welfare and fringe benefits—$79,500.
●	Mr. Stewart: cash termination payments—$11,020,724; additional Supplemental Pension Plan benefits—$4,983,424; welfare and fringe benefits—$98,928.
●	Dr. Saleki-Gerhardt: cash termination payments—$8,543,382; additional Supplemental Pension Plan benefits—$2,066,415; welfare and fringe benefits—$75,299.
●	Dr. Thakkar: cash termination payments—$7,534,800; additional Supplemental Pension Plan benefits—$9,165,146; welfare and fringe benefits—$78,094.

Because the termination date is assumed to occur at the end of the 2025 performance period, the cash termination payments include an amount reflecting the excess, if any, of (a) the bonus entitlement under the

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EXECUTIVE COMPENSATION

change in control agreements, which would be based on the higher of target performance and the average bonus for the past three years, over (b) the actual bonus earned by the NEO for the 2025 performance period, as shown in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

EQUITY AWARDS

The AbbVie Amended and Restated 2013 Incentive Stock Program was approved by AbbVie’s stockholders and covers approximately 18,000 participants, including a broad group of management and professional staff.

The NEO award agreements under the AbbVie Amended and Restated 2013 Incentive Stock Program provide that the award may be assumed, converted or replaced on an equivalent basis by the surviving company upon a change in control. If the surviving company does not do so, the vesting of the awards is accelerated. If the surviving company does assume, convert or replace the awards on an equivalent basis, then accelerated vesting of the awards is limited to circumstances in which, during the period from six months before through two years after a change in control, the grantee’s employment is terminated without cause or the grantee resigns for good reason. The terms “cause” and “good reason” have the same definitions as in the change in control agreements.

If a change in control had occurred on December 31, 2025 and the surviving company did not assume, convert or replace any of the awards, or the surviving company did so and the NEO’s employment had terminated without cause or they had resigned for good reason, as described above, then the unvested equity awards of the NEOs would have vested as follows:

●	Mr. Michael would have vested in (i) 138,450 unvested AbbVie stock options with a value of $6,291,757, (ii) 77,954 AbbVie performance-vested restricted stock units with a value of $18,555,871, and (iii) 167,672 AbbVie performance shares with a value of $40,030,468.
●	Mr. Reents would have vested in (i) 59,609 unvested AbbVie stock options with a value of $2,979,857, (ii) 34,837 AbbVie performance-vested restricted stock units with a value of $8,337,598, and (iii) 79,718 AbbVie performance shares with a value of $19,139,370.
●	Mr. Stewart would have vested in (i) 71,613 unvested AbbVie stock options with a value of $3,515,673, (ii) 41,389 AbbVie performance-vested restricted stock units with a value of $9,894,480, and (iii) 93,787 AbbVie performance shares with a value of $22,489,330.
●	Dr. Saleki-Gerhardt would have vested in (i) 52,194 unvested AbbVie stock options with a value of $2,534,093, (ii) 29,943 AbbVie performance-vested restricted stock units with a value of $7,153,094, and (iii) 67,460 AbbVie performance shares with a value of $16,163,290.
●	Dr. Thakkar would have vested in (i) 36,945 unvested AbbVie stock options with a value of $1,595,625, (ii) 20,431 AbbVie performance-vested restricted stock units with a value of $4,849,587, and (iii) 42,457 AbbVie performance shares with a value of $10,104,025.

The value of stock options shown is based on the excess of the closing price of one share of AbbVie common stock on December 31, 2025 over the exercise price of such options, multiplied by the number of unvested stock options held by the NEO. The value of performance-based restricted stock units and performance shares shown is determined by multiplying the number of units or shares (at target level) that would vest as of December 31, 2025 in accordance with the applicable equity award agreement terms and the closing price of one share of AbbVie common stock on December 31, 2025. The value of performance-based restricted stock units and performance shares also includes the value of accrued dividends as of December 31, 2025, which would be paid at vesting.

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RATIFICATION OF ERNST & YOUNG LLP AS ABBVIE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on and how should I vote?

You are being asked to ratify the appointment of Ernst & Young LLP to perform independent audit services for the fiscal year ending December 31, 2026. Ernst & Young LLP has served as our independent auditor since 2013. The Board and the audit committee believe it is in the best interests of the company and its stockholders to retain Ernst & Young LLP as the company’s independent auditor.

The Board of Directors therefore recommends you vote “FOR” ratification of the appointment of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2026.

The audit committee of the Board of Directors is directly responsible for the appointment, fees, retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. On October 14, 2025, the audit committee appointed Ernst & Young LLP (the independent auditor) to perform independent audit services for the fiscal year ending December 31, 2026. Ernst & Young LLP has served as our independent auditor since 2013. In conjunction with the periodic mandated rotation of the audit firm’s lead engagement partner, the chair of the audit committee would be involved in the selection of a new lead engagement partner. Further, the audit committee will periodically consider whether there should be a regular rotation of the independent auditor.

Although the audit committee has sole authority to appoint the independent auditor, it would like to know the opinion of the stockholders regarding its appointment of Ernst & Young LLP for 2026. For this reason, stockholders are being asked to ratify this appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP for 2026, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young LLP. The audit committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the company’s independent auditor is in the best interests of the company and its stockholders.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

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AUDIT INFORMATION

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services rendered to AbbVie by Ernst & Young LLP for the years ended December 31, 2025 and December 31, 2024, and fees for other services rendered to AbbVie by Ernst & Young LLP for those periods.

	2025	2024
	(millions)	(millions)
Audit fees:(1)	$20.4	$20.6
Audit related fees:(2)	1.0	0.7
Tax fees:(3)	4.4	4.2
Other fees:	0.0	0.0
Total	$25.8	$25.5
(1)	Ernst & Young LLP billed or will bill AbbVie for professional services rendered for the audit of AbbVie’s annual financial statements, the review of AbbVie’s financial statements included in AbbVie’s quarterly reports, the audits of AbbVie’s internal control over financial reporting, statutory and subsidiary audits required internationally, the review of documents filed with the Securities and Exchange Commission, comfort letters, consents and certain accounting consultations in connection with the audits.
(2)	Audit related fees include audits of certain employee benefit plan financial statements, accounting consultations in connection with proposed or pending transactions, and other audit or agreed upon procedures required by statute or regulation not classified as audit fees.
(3)	Tax fees consist principally of professional services for corporate tax compliance and tax advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The audit committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm (the independent auditor) and its related affiliates.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a schedule of all proposed permissible services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent auditor and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent auditor.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

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AUDIT INFORMATION

Audit Committee Report

The audit committee is comprised of six non-employee members of the Board of Directors. Each audit committee member meets the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Exchange Act. The committee operates under a written charter adopted by the Board of Directors. Consistent with the responsibilities set forth in its charter, the audit committee assists the Board of Directors in its oversight of AbbVie’s accounting, auditing and financial reporting practices.

The audit committee has reviewed and discussed the audited financial statements contained in the 2025 Annual Report on Form 10-K with AbbVie’s management and its independent registered public accounting firm (the independent auditor). Management is responsible for the preparation and integrity of AbbVie’s consolidated financial statements. The independent auditor is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The audit committee reviews these processes on behalf of the Board of Directors. Periodically, during the year, the audit committee reviewed and discussed with AbbVie’s management, internal auditors, and independent auditor the effectiveness of AbbVie’s internal control over financial reporting and the overall quality of AbbVie’s financial reporting.

The audit committee has discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. In addition, the audit committee has received the written disclosures and the letter from the independent auditor regarding its independence required by the applicable requirements of the PCAOB, and has discussed with the independent auditor the firm’s independence. The audit committee has also considered whether the provision of non-audit services is compatible with maintaining the independence of the independent auditor and concluded the independent auditor’s independence has not been impaired.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in AbbVie’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Audit Committee

F. Waddell, Chair, R. Austin, W. Burnside, T. Falk, M. Meyer, E. Rapp

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SAY ON PAY—ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

What am I voting on and how should I vote?

You are being asked to approve the compensation of AbbVie’s named executive officers described in the “Executive Compensation” section of this proxy statement. This vote is non-binding. The Board will take the results into account when making future compensation decisions.

The compensation committee has thoroughly reviewed the company’s compensation program and has determined that the pay decisions for the named executive officers are appropriate given the company’s performance, the executives’ contributions, and our stockholders’ interests. The Board of Directors therefore recommends you vote “FOR” the approval of the named executive officers’ compensation.

As required by Section 14A of the Exchange Act, stockholders are being asked to approve the compensation of AbbVie’s named executive officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this proxy statement. The independent compensation committee of the Board of Directors, with the counsel of its independent compensation consultant, has thoroughly examined AbbVie’s programs, the company’s performance related to our industry and peer group, and market factors. The committee has determined that the specific pay decisions for the named executive officers are appropriate given the company’s performance, the executives’ contributions, and our stockholders’ interests. We currently ask our stockholders to vote on executive compensation on an annual basis.

While this vote is advisory and non-binding, the Board of Directors and the compensation committee value the opinion of the stockholders and will review the voting results and take them into account when future compensation decisions are made.

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MANAGEMENT PROPOSAL TO ELIMINATE SUPERMAJORITY VOTING

What am I voting on and how should I vote?

You are being asked to amend and restate the Certificate of Incorporation to remove the supermajority voting requirement. Currently, certain amendments to the company’s Certificate of Incorporation or By-Laws require the affirmative vote of at least 80 percent of the outstanding shares. The proposed amendment will allow for a regular majority to pass such amendments in the future. If this management proposal passes, management will submit a proposal at the next stockholder meeting to declassify the Board into a single class with annual elections. This subsequent management proposal would be subject to the new regular majority vote threshold.

The Board of Directors therefore recommends you vote “FOR” the management proposal to amend and restate the Certificate of Incorporation to eliminate supermajority voting.

Currently, AbbVie’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that certain amendments to the Certificate of Incorporation or AbbVie’s Amended and Restated By-Laws (the “By-Laws”) require the affirmative vote of shares representing no less than 80 percent of AbbVie’s outstanding shares of stock entitled to vote generally in the election of directors. We refer to these provisions listed below as the “Supermajority Voting Requirement.”

Specifically, Article VIII of the Certificate of Incorporation provides that any stockholder-approved alteration, amendment, or repeal of any of the By-Law provisions listed below, or the adoption of any stockholder-approved By-Law provision inconsistent with those By-Law provisions, must be approved pursuant to the Supermajority Voting Requirement. The By-Law provisions covered by the Supermajority Voting Requirement are in regards to:

●	special meetings of stockholders and written consents by stockholders (Article II, Sections 2.2 and 2.12, respectively);
●	board size and tenure, classes of directors, board vacancies, and director removal (Article III, Sections 3.2, 3.3, 3.10 and 3.11, respectively);
●	indemnification of directors and officers (Article VII); and
●	amendments to the By-Laws (Article X).

Article XI of the Certificate of Incorporation provides that any alteration, amendment, or repeal of any of the provisions of the Certificate of Incorporation listed below, or the adoption of any provision inconsistent with those provisions, must be approved pursuant to the Supermajority Voting Requirement. The provisions covered by the Supermajority Voting Requirement are in regards to:

●	board size, classes of directors, board vacancies, and director removal (Article VI, Sections 1, 2, 3 and 4, respectively); and
●	written consents by stockholders and special meetings of stockholders (Article VII, Sections 1 and 2, respectively).

After reviewing the advantages and disadvantages of the Supermajority Voting Requirement at this time, the Board approved, and recommends that stockholders approve, the amendment and restatement of Articles VIII and XI of the Certificate of Incorporation to remove the Supermajority Voting Requirement contained therein. If approved, future stockholder-approved amendments to the By-Law and Certificate of Incorporation provisions listed above will not be subject to the Supermajority Voting Requirement and will instead require the affirmative vote of a majority of AbbVie’s outstanding shares of stock entitled to vote generally in the election of directors.

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MANAGEMENT PROPOSAL TO ELIMINATE SUPERMAJORITY VOTING

The proposed Certificate of Amendment to the Certificate of Incorporation is attached to this proxy statement as Appendix A, which the company would file promptly following the 2026 Annual Meeting if our stockholders approve the amendment. The affirmative vote of the holders of 80 percent of the outstanding shares of stock entitled to vote generally in the election of directors on the Record Date is required to approve this proposal pursuant to the Certificate of Incorporation. The Board has approved certain conforming changes to the company’s By-Laws, contingent on the effectiveness of the proposed amendment to the Certificate of Incorporation.

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STOCKHOLDER PROPOSAL

What am I voting on and how should I vote?

One stockholder proposal will be voted upon at the Annual Meeting if properly presented by or on behalf of the proponent. The address and share ownership information of the proponent is available upon request. The proposed resolution and the statement made in support thereof, as well as the Board of Directors’ statement in opposition to this proposal, is presented on the following pages. The proposal may contain assertions about AbbVie or other statements that we believe are incorrect.

The Board of Directors recommends you vote “AGAINST” the proposal for the reasons set forth following the proposal.

Stockholder Proposal on Independent Board Chair

Mercy Investment Services, Inc. and co-filers Miller/Howard Investments, Inc. (on behalf of Owen Harvey), CommonSpirit Health, Dana Investment Advisors, and Providence St. Joseph Health have notified AbbVie that they intend to present the following proposal at the Annual Meeting and that they own the requisite number of AbbVie shares.

RESOLVED: Shareholders request the Board of Directors adopt as policy, and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the Board. This independence policy shall apply prospectively so as not to violate any contractual obligations. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This policy would be phased in for the next chief executive officer (CEO) transition.

WHEREAS:

We believe:

●	The role of the CEO and management is to run the company.
●	The role of the Board of Directors is to provide independent oversight of management and the CEO.
●	There is a potential conflict of interest for a CEO to have a non-independent director act as Chair.

In our view, shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. Taking this step is in the long-term interests of shareholders and will promote effective oversight of management.

As of 2024, approximately 40%1 of S&P 500 firms had an independent chair. ISS reported in September 2025 that 81%2 of investors responding to its policy survey indicated that an independent chair is their preferred model.

Pharmaceutical companies are particularly in need of effective and unconflicted oversight because of the industry’s high legal and regulatory risks related to product safety and the industry’s commercial practices. AbbVie is not immune to litigation and regulatory attention.

●In February of 2023, the Pharmaceutical Accountability Foundation sued AbbVie on the grounds that it had abused its dominant market position to make excessive profits, violating Dutch competition law and human rights principles. The case was dismissed on standing grounds in July 2025.3
●Conversely, just this summer the United States Court of Appeals for the Fifth Circuit affirmed a Mississippi court’s decision to deny AbbVie’s request for a preliminary injunction against enforcement of a state law protecting 340B pricing for contract pharmacy arrangements4.

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STOCKHOLDER PROPOSAL

●In 2023, the courts settled a several years long dispute over Androgel. While the $448 million judgment was overturned, the ruling remained intact that Abbott violated antitrust law in suing Perrigo to delay its generic5.

The risk of lawsuits, sustained public controversy and regulatory intervention, whether ultimately found to be justified or not, are strong arguments for the need for continuous, effective and unconflicted board oversight of corporate management.

In order to ensure that our Board can provide rigorous oversight for our Company with greater independence and accountability, we urge a vote FOR this shareholder proposal.

1 https://www.conference-board.org/publications/Board-Practices-and-Composition-2024-Edition

2 https://www.issgovernance.com/file/policy/active/policy-survey-summary-2025.pdf

3 https://www.pharmaceuticalaccountability.org/2025/07/09/amsterdam-court-gives-no-substantive-ruling-in-pharmaceutical-accountability-foundation-abbvie-excessive-pricing-case-on-humira/

4 https://www.aha.org/news/headline/2025-07-14-missouri-district-court-rules-favor-states-340b-law

5 https://www.reuters.com/legal/litigation/column-heres-what-abbvie-doesnt-want-you-know-about-its-sham-androgel-patent-2023-07-25/

Board of Directors Statement in Opposition to the Stockholder Proposal on Independent Board Chair

The Board of Directors recommends that stockholders vote AGAINST this proposal.

AbbVie’s Board of Directors (the “Board”) believes that it is in the best interests of the company and its stockholders to maintain the flexibility to determine the ideal board leadership structure at any given time. This proposal would dramatically hamstring the Board by mandating a leadership structure that may not be optimal for the company or its stockholders. Such a mandate suggests that there is only one optimal leadership structure, which is not supported by empirical evidence or prevailing governance trends.

As discussed elsewhere in this proxy statement, AbbVie’s Board has determined that the current leadership structure, in which the offices of chairman of the board and CEO are held by one individual with a Board appointed lead independent director, ensures the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, and is in the best interests of AbbVie and its stockholders. The Board regularly reviews its leadership structure and effectiveness. In determining its present leadership structure, the board weighed numerous factors, such as:

●	The qualifications of the lead independent director and performance in the role, including stockholder votes in favor of re-election
●	The historical performance of the company under this leadership structure
●	The performance and evaluation of Mr. Michael in his roles as CEO and Chair
●	Investor feedback on this topic
●	Other Board leadership and independence considerations
●	Practices at peer companies and trends across the S&P 500

The lead independent director plays an important role in promoting independent leadership on the Board. The responsibilities of the lead independent director are explained on page 19 of this proxy statement. The lead independent director is chosen annually by and from the independent members of the Board. In addition, each member of the Board except for Mr. Michael is independent. All members of our audit, compensation, nominations and governance, and public policy and sustainability committees are independent. Our independent directors meet regularly in executive session, which is presided over by the lead independent director.

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STOCKHOLDER PROPOSAL

The Board’s ability to determine the optimal leadership structure has contributed to AbbVie’s track record of strong performance. AbbVie’s CEO and chair role has been combined since its inception in 2013 except for the one-year period after Mr. Gonzalez retired as CEO on July 1, 2024, when Mr. Michael was CEO and Mr. Gonzalez was named Executive Chairman. With this leadership structure over the past decade, AbbVie increased its market capitalization by $309 billion, raised its quarterly dividend by 204%, and delivered a total stockholder return of 485%.

Despite this effective oversight and success, the proponent believes that only an independent chair provides effective oversight of management. Evidence suggests otherwise. As of 2025, approximately 58% of S&P 500 boards have chosen a combined CEO/chair or otherwise non-independent chair.1 The mix of combined CEO/chairs, non-independent chairs, and independent chairs suggests that boards acknowledge that different leadership structures are appropriate depending on the company and its circumstances. Furthermore, the proponent indicates that investors prefer the independent chair model. For the 2025 proxy season, however, all of the 28 stockholder proposals related to requiring an independent chair failed and only averaged approximately 30% support.2

In summary, the proposal would unnecessarily restrict the Board’s flexibility, regardless of circumstances, to appoint the individual they think is the most appropriate person to serve as chair, even with a balanced, strong lead independent director structure. These undue restrictions on the Board, considering AbbVie’s robust independent oversight mechanisms, are not in the best interests of stockholders and not in alignment with prevailing governance trends and investor sentiment.

The Board of Directors recommends that you vote AGAINST the proposal.

1 https://www.spencerstuart.com/-/media/2025/10/ssbi2025/2025-us-board-index.pdf

2 https://corpgov.law.harvard.edu/2025/07/22/proxy-season-highlights-shareholder-and-management-proposals/#:~:text=Proposals%20requesting%20the%20appointment%20of,(none%20passing)%20in%202024

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ADDITIONAL INFORMATION

Corporate Governance Materials

AbbVie’s corporate governance guidelines with the outline of directorship qualifications; director independence guidelines; code of business conduct; and audit committee, compensation committee, nominations and governance committee, and public policy and sustainability committee charters are all available in the governance section of AbbVie’s investor relations website at www.abbvieinvestor.com. We are providing our website address in this proxy statement solely for the information of investors. We do not intend the address to be an active link or to otherwise incorporate the contents of the website, including any materials that are noted in this proxy statement as being posted on the website, into this proxy statement or into any of our other filings with the Securities and Exchange Commission.

Procedures for Approval of Related Person Transactions

It is AbbVie’s policy that the nominations and governance committee conduct a reasonable prior review and approve or disapprove of all transactions in which AbbVie participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the nominations and governance committee pursuant to this policy are identified in:

●	questionnaires annually distributed to AbbVie’s directors and executive officers;
●	certifications submitted annually by AbbVie executive officers related to their compliance with AbbVie’s Code of Business Conduct; or
●	communications made directly by the related person to the chief financial officer or general counsel.

In determining whether to approve or disapprove a related person transaction, the nominations and governance committee will consider the following items, among others:

●	the related person’s relationship to AbbVie and interest in the transaction;
●	the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;
●	the benefits to AbbVie of the transaction;
●	if applicable, the availability of other sources of comparable products or services;
●	an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;
●	whether a transaction has the potential to impair director independence; and
●	whether the transaction constitutes a conflict of interest.

This process is included in the nominations and governance committee’s written charter, which is available on the governance section of AbbVie’s investor relations website at www.abbvieinvestor.com.

Nicholas Donoghoe, M.D., Executive Vice President, Chief Business and Strategy Officer, was appointed as an executive officer of AbbVie during 2023. Dr. Donoghoe’s wife, Jessica Heckmann Donoghoe, is a minority equity owner in LaserAway, a chain of aesthetics clinics. Dr. Donoghoe’s brothers-in-law Brock Heckmann, Scott Heckmann, and Todd Heckmann are also equity owners, as well as executives, at LaserAway. LaserAway purchased $17.7 million worth of AbbVie products during 2025, including Botox Cosmetic, Juvederm, and Coolsculpting. LaserAway also receives product samples for educational and other training purposes. Dr. Donoghoe does not have any visibility to or control or influence over the terms of the LaserAway transactions. LaserAway first became a customer of the Allergan group of companies before AbbVie acquired Allergan in 2020. Our nominations and governance committee, pursuant to its committee charter, has reviewed and approved the foregoing arrangement with LaserAway.

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ADDITIONAL INFORMATION

Alexander Freyman, who is the son of Thomas Freyman, a director of the company, is an employee at AbbVie. Alexander earned $145,293.47 in total compensation in 2025. Thomas Freyman has no role in setting Alexander’s compensation, performance evaluations, or any other aspects of his employment. Alexander’s compensation is on terms that are comparable to the terms available to similarly situated employees. Our nominations and governance committee, pursuant to its committee charter, has reviewed and approved Alexander’s compensation. Thomas Freyman recused himself from this review and approval.

Delinquent Section 16(a) Reports

AbbVie believes that during 2025 its executive officers and directors timely complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

Exclusive Forum

AbbVie is incorporated in the state of Delaware and Delaware law governs the relationship among its directors, officers, and stockholders (also known as the internal affairs doctrine). To provide for the orderly, efficient and cost-effective resolution of Delaware-law issues affecting AbbVie, the company’s Certificate of Incorporation provides that unless the Board of Directors otherwise determines, Delaware courts are the exclusive forum for cases involving the internal affairs doctrine, derivative actions brought on behalf of the company, claims for breach of fiduciary duty, and other matters concerning Delaware statutory and common law. The provision does not apply to any other cases brought against AbbVie. There is uncertainty as to whether a court would enforce the exclusive forum provision with respect to claims under the federal securities laws. The preceding paragraph is not an exhaustive description.

Other Matters

The Board of Directors knows of no other business to be transacted at the 2026 Annual Meeting of Stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Deadlines for Notice of Stockholder Actions to be Considered at the 2027 Annual Meeting of Stockholders

Stockholder Proposals to be Included in AbbVie’s 2027 Proxy Statement (Rule 14a-8)

Stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at the 2027 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, Rule 14a-8 stockholder proposals must be received by AbbVie no later than November 23, 2026.

Stockholder Nominations to be Included in AbbVie’s 2027 Proxy Statement (“Proxy Access”)

AbbVie adopted a proxy access By-Law provision to permit a stockholder, or a group of up to 20 stockholders, continuously owning shares of our company for at least 3 years and representing an aggregate of at least 3% of the outstanding shares of common stock, to nominate and include in our proxy materials director nominee(s) constituting up to 25% of the total number of the directors in office, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our By-Laws. Notice must include certain information required by Section 2.13 of AbbVie’s By-Laws. To be timely for the 2027 Annual Meeting, this written notice must be received by AbbVie no earlier than October 24, 2026 and no later than November 23, 2026 and must include the specific information required by, and otherwise comply with the requirements of, our By-Laws.

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ADDITIONAL INFORMATION

Stockholder Nominations and Stockholder Proposals for Presentation at AbbVie’s 2027 Annual Meeting

Stockholders who wish to nominate one or more individuals to serve as directors or to bring a proposal of business before the 2027 Annual Meeting (other than nominations pursuant to the “proxy access” provisions of our By-Laws or a stockholder proposal in accordance with Rule 14a-8), must be a stockholder of record and must notify AbbVie and provide the information required by Sections 2.8 and 2.9, if applicable, of our By-Laws. The notice must be delivered to AbbVie no earlier than the close of business on January 8, 2027 and no later than the close of business on February 5, 2027. However, if the date of our 2027 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the 2026 Annual Meeting, then such notice must be delivered to AbbVie no earlier than the close of business on the 120th calendar day prior to the date of the 2027 Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2027 Annual Meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of the 2027 Annual Meeting, the 10th day following the day on which we first publicly announce the date of such meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our By-Laws.

In addition to satisfying the requirements under the By-Laws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or after the anniversary of the date of the 2026 Annual Meeting, then such notice must be delivered by the later of (x) the 10th day following the day we first publicly announce the date of the 2027 Annual Meeting and (y) the date which is 60 days prior to the date of the 2027 Annual Meeting.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single Notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

Several brokers and banks with accountholders who are AbbVie stockholders will be “householding” our proxy materials. As indicated in the notice provided by these brokers to AbbVie stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate proxy statement, please notify your broker, or contact Broadridge Financial Solutions at 1-866-540-7095, or write to us at Investor Relations, AbbVie Inc., 1 North Waukegan Road, North Chicago, Illinois 60064. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or bank.

Annual Report on Form 10-K

AbbVie filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC on

February 20, 2026. The Annual Report on Form 10-K, including all exhibits, is also available free of charge on AbbVie’s investor relations website (www.abbvieinvestor.com). Paper copies of the Annual Report on Form 10-K, including the financial statements and schedules, may be obtained free of charge from AbbVie. Paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to us at Investor Relations, AbbVie Inc., 1 North Waukegan Road, North Chicago, Illinois 60064.

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ADDITIONAL INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

Some statements in this proxy statement are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2025 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

General

It is important that proxies be returned promptly. Stockholders are urged to vote, regardless of the number of shares of AbbVie common stock owned. Stockholders may vote by telephone, by Internet, or by mail if a printed version of the proxy card was received or requested. Stockholders who vote by telephone or the Internet do not need to return a proxy card.

The Annual Meeting will be held on Friday, May 8, 2026 at 9:00 a.m. CT. This year’s Annual Meeting will be a virtual meeting of stockholders. It is important to us that our stockholders be able to engage with the company and its executives during the annual meeting. AbbVie held virtual stockholder meetings in recent years and generally received positive feedback from investors. We found that more stockholders were able to attend and our executive leadership team was able to answer more stockholder questions than in prior years, when the company held in-person meetings. A virtual meeting allows more stockholders to attend the meeting equally and without cost, from anywhere around the globe. At the 2026 virtual meeting, stockholders will be able to attend the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/ ABBV2026. Consistent with prior practice at our in-person meetings, we will address as many stockholder-submitted question topics as time permits. If we do not have time to address a specific question, a member of our governance team will follow-up with the stockholder(s) after the meeting. The virtual meeting website can be accessed on a computer, tablet, or phone with Internet connection. For stockholders without access to the Internet, you may listen to the Annual Meeting by telephone at 1-877-328-2502 (USA) or 1-412-317-5419 (International). AbbVie will make any required list of stockholders available during the meeting. Closed captioning will be available on the meeting platform.

On the day of the Annual Meeting, stockholders may begin to log in to the online virtual annual meeting platform beginning at 8:45 a.m. Central Time, and the meeting will begin promptly at 9:00 a.m. Central Time. Please allow ample time for online login. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call 1-844-986-0822 (USA) or 1-303-562-9302 (International) for technical support.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ABBV2026, you must enter the control number found on your proxy card, voting instruction form or notice you received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

By order of the Board of Directors. PERRY C. SIATIS SECRETARY

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INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote

Stockholders of record at the close of business on March 9, 2026 will be entitled to notice of and to vote during the Annual Meeting. As of March 9, 2026, AbbVie had 1,768,762,377 outstanding shares of common stock, which are AbbVie’s only outstanding voting securities. Each stockholder has one vote per share. Stockholders do not have the right to vote cumulatively in electing directors.

Notice and Access

In accordance with the Securities and Exchange Commission (SEC) e-proxy rules, AbbVie mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders on or around March 23, 2026. The Notice describes the matters to be considered at the Annual Meeting and how stockholders can access the proxy materials online. It also provides instructions on how stockholders can vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions on the Notice.

Voting by Proxy

AbbVie’s stockholders may vote their shares by telephone, the Internet, or during the Annual Meeting. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found on the Notice, on the website listed in the Notice, and, if you received one, on your proxy card. If you requested a printed version of the proxy card, you may also vote by mail.

Revoking a Proxy

You may revoke your proxy by voting during the Annual Meeting or, at any time prior to the meeting:

●	by delivering a written notice to the secretary of AbbVie,
●	by delivering an authorized proxy with a later date, or
●	by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless otherwise specified in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares of AbbVie common stock covered by proxies they receive to elect the four nominees named in Item 1 on the proxy card. If a nominee becomes unavailable to serve, the shares will be voted for a substitute designated by the Board of Directors or for fewer than four nominees if, in the judgment of the proxy holders, such action is necessary or desirable.

Where a stockholder has specified a choice for or against the proposals to be presented at the Annual Meeting or if the stockholder has chosen to abstain, the shares of AbbVie common stock represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR the ratification of Ernst & Young LLP as auditors, FOR the approval of executive compensation, FOR the management proposal to eliminate supermajority voting, and AGAINST the stockholder proposal.

The Board of Directors is not aware of any other issue that may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

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INFORMATION ABOUT THE ANNUAL MEETING

Quorum

The presence of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

●	You are represented in person at the Annual Meeting; or
●	Your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone, or over the Internet)

Abstentions and broker non-votes will count towards shares present at the Annual Meeting for the purpose of determining a quorum. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by the Chairman of the Board of Directors or the President, but no other business shall be transacted at such meeting.

Votes Required for Each Item

1. Election of Directors: In uncontested elections such as this one, the affirmative vote of a majority of the votes cast is required to elect each director. This means that the number of votes cast “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the director or directors indicated and therefore will have no effect on this proposal. Brokers do not have discretionary authority to vote on this proposal.

2. Ratification of Independent Auditor: The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter is required for the ratification of the appointment of Ernst & Young LLP as AbbVie’s independent registered public accounting firm. Abstentions will be counted as votes “AGAINST” this proposal. A broker or other nominee may generally vote on routine matters such as this one, and therefore no broker non-votes are expected to exist in connection with this proposal.

3. Say on Pay: Advisory Vote on Executive Compensation: The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter is required for the approval of the advisory vote to approve the compensation of AbbVie’s named executive officers. Because your vote is advisory, it will not be binding upon AbbVie’s Board of Directors. Abstentions will be counted as votes “AGAINST” this proposal and broker non-votes will have no effect on this proposal. Brokers do not have discretionary authority to vote on this proposal.

4. Management Proposal to Eliminate Supermajority Voting: The affirmative vote of shares representing not less than eighty percent (80%) of the outstanding shares of capital stock of AbbVie entitled to vote generally in the election of directors is required for the approval of the management proposal to eliminate supermajority voting pursuant to Article XI of AbbVie’s Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will be counted as votes “AGAINST” this proposal. Brokers do not have discretionary authority to vote on this proposal.

5. Stockholder Proposal: The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter is required for the approval of the stockholder proposal presented at the meeting. Abstentions will be counted as votes “AGAINST” this proposal and broker non-votes will have no effect on this proposal. Brokers do not have discretionary authority to vote on this proposal.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify stockholders are independent and are not AbbVie employees.

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INFORMATION ABOUT THE ANNUAL MEETING

Cost of Soliciting Proxies

AbbVie will bear the cost of making solicitations from its stockholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail, telephone, Internet, or in person by directors, officers, or employees of AbbVie and its subsidiaries.

AbbVie has retained Alliance Advisors LLC to aid in the solicitation of proxies, at an estimated cost of $25,000 plus reimbursement for reasonable out-of-pocket expenses.

AbbVie Savings Plan

Participants in the AbbVie Savings Plan will receive voting instructions for their shares of AbbVie common stock held in the AbbVie Savings Plan Trust. Broadridge Financial Solutions, Inc. will solicit the voting instructions from participants and, with respect to those shares of AbbVie common stock for which voting instructions are received, provide a voting tally to Empower Trust Company (the trustee of the AbbVie Savings Plan Trust) to vote the shares as directed by participants. The AbbVie Retirement Plans Investment Committee may use its own discretion with respect to those shares of AbbVie common stock for which no voting instructions are received.

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Appendix A

Proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AbbVie Inc.

The text of the proposed amendment is marked to reflect the proposed changes.

AbbVie Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. Articles VIII and XI of AbbVie’s Amended and Restated Certificate of Incorporation are amended to read as follows:

ARTICLE VIII

AMENDMENTS TO BY-LAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the By-laws of the Corporation (the “By-laws”) may be altered, amended or repealed, in whole or in part, and new By-laws may be adopted, (i) by the affirmative vote of shares representing a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, ~~that any proposed alteration, amendment or repeal of, or the adoption of any By-law inconsistent with, Sections 2.2, 2.12, 3.2, 3.3, 3.10 or 3.11, Article VII or Article X of the By-laws (in each case, as in effect on the date hereof), or the alteration, amendment or repeal of, or the adoption of any provision inconsistent with this sentence, may only be made by the affirmative vote of shares representing not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; and provided further~~, ~~however~~, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-law or By-laws must be contained in the notice of such meeting, or (ii) by action of the Board of Directors of the Corporation; provided, however, that the case of any such action at a meeting of the Board of Directors, notice of the proposed alteration, amendment, repeal or adoption of the new By-law or By-laws must be given not less than two days prior to the meeting.

* * *

ARTICLE XI

AMENDMENTS

The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation. ~~In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation may from time to time adopt, amend or repeal any provisions of this Amended and Restated Certificate of Incorporation; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any provision inconsistent with, Article VI and Article VII of this Amended and Restated Certificate of Incorporation (in each case, as in effect on the date hereof), or the alteration, amendment or repeal of, or the adoption of any provision inconsistent with this sentence, may only be made by the affirmative vote of shares representing not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.~~

2. The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, duly authorized, as of the      day of          2026.

AbbVie Inc.

By:
Name:
Title:

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Appendix B

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Year Ended December 31, 2025

(Unaudited) (In millions, except per share data)

Non-GAAP Financial Results

Financial results are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenues and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

1. 2025 Net Revenue Growth compared to 2024

At actual currency rates (GAAP)	8.6%
Impact of foreign exchange	(0.1)%
Operational net revenue growth at constant currency rates (non-GAAP)	8.5%

2.Diluted Earnings Per Share since 2021

	2025 [1]	2024 [2]	2023 [3]	2022 [4]	2021 [5]
As reported (GAAP)	$2.36	$2.39	$2.72	$6.63	$6.45
Adjusted for specified items:	7.64	7.73	8.39	7.14	5.38
As adjusted (non‑GAAP)	$10.00	$10.12	$11.11	$13.77	$11.83

[1] 2025 specified items – Intangible asset amortization - $3.50, change in fair value of contingent consideration - $3.56, intangible asset impairment - $0.39, acquisition and integration costs - $0.15, and other - $0.04.

[2] 2024 specified items – Intangible asset amortization - $3.63, change in fair value of contingent consideration - $2.07, intangible asset impairment - $1.98, acquisition related costs - $0.55, litigation matters - $0.41, income tax items - ($1.02), and other - $0.11.

[3] 2023 specified items – Intangible asset amortization - $3.76, change in fair value of contingent consideration - $2.81, intangible asset impairment - $1.96, litigation matters - ($0.22), acquisition related costs - $0.07, and other - $0.01.

[4] 2022 specified items – Intangible asset amortization - $3.61, change in fair value of contingent consideration - $1.55, litigation matters - $1.13, acquisition related costs - $0.43, intangible asset impairment - $0.34, income tax items - ($0.18), Pylera divestiture - ($0.07), and other - $0.33.

[5] 2021 specified items – Intangible asset amortization - $3.60, change in fair value of contingent consideration - $1.50, litigation matters - $0.14, acquisition related costs - $0.12, income tax items - ($0.15), and other - $0.17.

3.R&D Expense since 2013 Inception

	2025	2024	2023	2013 - 2022	Total
As reported (GAAP)	$9,096	$12,791	$7,675	$55,741	$85,303
Adjusted for specified items:	(111)	(4,735)	(646)	(8,151)	(13,643)
As adjusted (non‑GAAP)	$8,985	$8,056	$7,029	$47,590	$71,660

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4.Adjusted R&D Investment since 2013 Inception

	2025	2024	2023	2013 - 2022	Total
R&D Expense as adjusted (non-GAAP)	$8,985	$8,056	$7,029	$47,590	$71,660
Acquired IPR&D and milestones expense, as reported (GAAP)	5,016	2,757	778	6,008	14,559
Calico collaboration expense/(gain), as reported (GAAP)	(217)	—	—	1,750	1,533
As adjusted R&D investment (non-GAAP)	$13,784	$10,813	$7,807	$55,348	$87,752

2025 Performance Results for Financial Goals Reconciliations

	Net	Operating	Income	Net
	Revenues*	Margin	Before Taxes	Earnings**
As reported (GAAP)	$61,160	$15,075	$6,597	$4,226
Adjusted for specified items:
Intangible asset amortization	—	7,377	7,377	6,221
Acquisition and integration costs	—	276	276	262
Acquired IPR&D and milestones	—	5,016	5,016	4,903
Change in fair value of contingent consideration	—	—	6,495	6,309
Intangible asset impairment	—	847	847	701
Other	—	146	100	65
Adjusted for Humira net revenues	(4,540)	—	—	—
Adjusted for foreign exchange	(282)	222	233	—
As adjusted (non-GAAP)	$56,338	$28,959	$26,941	$22,687

*Net revenues are adjusted as outlined in the table to calculate the Platform Revenue performance results.
**Represents net earnings attributable to AbbVie Inc.

Intangible asset impairment reflects impairment charges of $847 million related to the Resonic and Durysta intangible assets. Acquisition and integration costs primarily reflect costs related to the Capstan Therapeutics acquisition. Acquired IPR&D and milestones represents initial costs and subsequent development milestones incurred to acquire rights to in-process R&D projects through R&D collaborations, licensing arrangements or other asset acquisitions.

B-2         |     2026 Proxy Statement

2024 Performance Results for Financial Goals Reconciliations

	Net	Operating	Income	Net
	Revenues*	Margin	Before Taxes	Earnings**
As reported (GAAP)	$56,334	$9,137	$3,716	$4,278
Adjusted for specified items:
Intangible asset amortization	—	7,622	7,622	6,461
Acquisition and integration costs	—	1,037	1,061	978
Acquired IPR&D and milestones	—	2,757	2,757	2,704
Change in fair value of contingent consideration	—	—	3,771	3,673
Litigation matters	—	910	910	721
Intangible asset impairment	—	4,476	4,476	3,512
Income tax items	—	—	—	(1,819)
Other	—	158	256	197
Adjusted for Humira net revenues	(8,993)	—	—	—
Adjusted for foreign exchange	(3)	122	73	—
As adjusted (non-GAAP)	$47,338	$26,219	$24,642	$20,705

*Net revenues are adjusted as outlined in the table to calculate the Platform Revenue performance results.
**Represents net earnings attributable to AbbVie Inc.

Intangible asset impairment reflects a partial impairment charge related to the emraclidine intangible asset acquired as part of the Cerevel Therapeutics acquisition. Acquisition and integration costs primarily reflect costs related to the ImmunoGen and Cerevel Therapeutics acquisitions. Acquired IPR&D and milestones represents initial costs and subsequent development milestones incurred to acquire rights to in-process R&D projects through R&D collaborations, licensing arrangements or other asset acquisitions. Income tax items primarily reflect an income tax benefit related to the settlement of income tax examinations, partially offset by changes in income tax reserves. Litigation matters primarily include charges related to actual and potential settlements of litigation.

2026 Proxy Statement     |         B-3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V83849-P47041 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ABBVIE INC. 1 NORTH WAUKEGAN ROAD NORTH CHICAGO, IL 60064 2. Ratification of Ernst & Young LLP as AbbVie's independent registered public accounting firm for 2026 3. Say on Pay – An advisory vote on the approval of executive compensation 4. Approval of a management proposal regarding amendment of the certificate of incorporation to eliminate supermajority voting 5. Stockholder Proposal – to Adopt a Policy to Require an Independent Chair 1a. Jennifer L. Davis 1b. Melody B. Meyer 1c. Robert A. Michael 1d. Frederick H. Waddell ABBVIE INC. The Board of Directors recommends you vote FOR the following Company proposals: The Board of Directors recommends you vote AGAINST the stockholder proposal: 1. Election of Class II Directors Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 5, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ABBV2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 5, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V83850-P47041 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. ABBVIE INC. Annual Meeting of Stockholders May 8, 2026 9:00 AM CT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Robert A. Michael and Perry C. Siatis, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AbbVie Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CT on Friday, May 8, 2026, held virtually at www.virtualshareholdermeeting.com/ABBV2026, and any adjournment or postponement thereof. Participants in the AbbVie Savings Plan will receive voting instructions for their shares of AbbVie common stock held in the AbbVie Savings Plan Trust. Broadridge Financial Solutions, Inc. will solicit the voting instructions from participants and, with respect to those shares of AbbVie common stock for which voting instructions are received, provide a voting tally to Empower Trust Company (the trustee of the AbbVie Savings Plan Trust) to vote the shares as directed by participants. The AbbVie Retirement Plans Investment Committee may use its own discretion with respect to those shares of AbbVie common stock for which no voting instructions are received. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side